UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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The Goldman Sachs Group, Inc.

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THE GOLDMAN SACHS GROUP, INC. 85 Broad Street New York, New York 10004

February 21, 2007

Dear Shareholder:

You are cordially invited to attend the 2007 Annual Meeting of Shareholders of The Goldman Sachs Group, Inc. We will hold the meeting on Tuesday, March 27, 2007 at 9:30 a.m., New York City time, at our offices at 32 Old Slip, New York, New York 10005. We hope that you will be able to attend.

Enclosed you will find a notice setting forth the business expected to come before the meeting, the Proxy Statement, a form of proxy and a copy of our 2006 Annual Report.

Your vote is very important to us. Whether or not you plan to attend the meeting in person, your shares should be represented and voted.

Sincerely,

Lloyd C. Blankfein

Chairman and Chief Executive Officer

THE GOLDMAN SACHS GROUP, INC.

85 Broad Street

New York, New York 10004

Notice of 2007 Annual Meeting of Shareholders

TIME AND DATE	9:30 a.m., New York City time, on Tuesday, March 27, 2007.
PLACE	32 Old Slip New York, New York 10005
ITEMS OF BUSINESS	• To elect thirteen directors to our Board of Directors for one-year terms.
• To ratify the appointment of PricewaterhouseCoopers LLP as our independent auditors for our fiscal year ending November 30, 2007.
• To consider certain shareholder proposals, if properly presented by the relevant shareholder proponents.
• To transact such other business as may properly come before the Annual Meeting.
RECORD DATE	The record date for the determination of the shareholders entitled to vote at the Annual Meeting, or any adjournments or postponements thereof, was the close of business on January 26, 2007.
INSPECTION OF LIST OF SHAREHOLDERS OF RECORD	A list of the shareholders of record as of January 26, 2007 will be available for inspection during ordinary business hours at our offices, 85 Broad Street, New York, New York 10004, from March 16, 2007 to March 26, 2007, as well as at the Annual Meeting.
ADDITIONAL INFORMATION	Additional information regarding the matters to be acted on at the Annual Meeting is included in the accompanying Proxy Statement.
PROXY VOTING	PLEASE SUBMIT YOUR PROXY THROUGH THE INTERNET OR BY TELEPHONE OR MARK, SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE.

By Order of the Board of Directors,

Beverly L. O’Toole

Assistant Secretary

February 21, 2007

Page
Introduction	1

Voting Instructions and Information	1
Who can vote at the Annual Meeting?	1
Who is and is not a shareholder of record?	1
What do I need to do to attend the Annual Meeting?	1
How do I vote?	2
How can I revoke my proxy or substitute a new proxy or change my vote?	2
How can I obtain an additional proxy card?	2
If I submit a proxy by Internet, telephone or mail, how will my shares be voted?	2
If I hold my shares in “street name” and do not provide voting instructions, can my broker still vote my shares?	3
If I hold shares in The Goldman Sachs Employees’ Profit Sharing Retirement Income Plan and do not provide voting instructions, how will my shares be voted?	3
How are votes counted?	3
How many votes are required to transact business at the Annual Meeting?	4
How is voting affected by shareholders who participate in certain Goldman Sachs Partner Compensation plans?	4
How do I obtain more information about Goldman Sachs?	4
Who pays for the expenses of this proxy solicitation?	5

Item 1. Election of Directors	5
Independence of Non-Employee Directors	6
Nominees for Election as Directors	7
Directors’ Recommendation	11
Board of Directors’ Meetings and Committees	11
Non-Employee Directors’ Meetings	12
Director Compensation	12

Executive Compensation	14
Stock Options	17
Fiscal Year-End Option Holdings	18

THE GOLDMAN SACHS GROUP, INC.

85 Broad Street

New York, New York 10004

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

March 27, 2007

INTRODUCTION

This Proxy Statement is furnished in connection with a solicitation of proxies by the Board of Directors of The Goldman Sachs Group, Inc., a Delaware corporation (“Goldman Sachs,” the “firm” or “we”), to be used at our 2007 Annual Meeting of Shareholders on Tuesday, March 27, 2007 at 9:30 a.m., New York City time, and at any adjournments or postponements of the Annual Meeting. The approximate date on which this Proxy Statement and the accompanying form of proxy are first being sent to shareholders is February 21, 2007. As permitted by the Securities and Exchange Commission (the “SEC”), we have prepared this proxy statement in accordance with the rules (including the executive compensation and disclosure rules) applicable to issuers with fiscal years ending prior to December 15, 2006.

VOTING INSTRUCTIONS AND INFORMATION

Who can vote at the Annual Meeting?

You are entitled to vote or direct the voting of your shares of Goldman Sachs common stock (“Common Stock”) if you were a shareholder at the close of business on January 26, 2007, the record date for the Annual Meeting. On that date, there were 412,952,018 shares of Common Stock outstanding, each of which is entitled to one vote for each matter to be voted on at the Annual Meeting, held by 6,804 shareholders of record.

Who is and is not a shareholder of record?

•	If you hold Common Stock that is registered in your name at our transfer agent, Mellon Investor Services L.L.C., you are a shareholder of record.

•	If you hold Common Stock indirectly through a broker, bank or similar institution, you are not a shareholder of record, but instead hold in “street name.”

If you are a shareholder of record, Mellon Investor Services is sending these proxy materials to you directly. If you hold shares in street name, these materials are being sent to you by the bank, broker or similar institution through which you hold your shares.

What do I need to do to attend the Annual Meeting?

All shareholders must bring an acceptable form of identification, such as a driver’s license, in order to attend the Annual Meeting in person.

In addition, if you hold shares in “street name” and would like to attend our Annual Meeting, you will need to bring an account statement or other acceptable evidence of ownership of Common Stock as of the close of business on January 26, 2007, the record date for voting. In order to vote at the Annual Meeting, you will also need a valid “legal proxy,” which you can obtain by contacting your account representative at the broker, bank or similar institution through which you hold your shares. See “How do I vote?”

How do I vote?

You may cast your vote in one of four ways:

•

By Internet. The web address for Internet voting can be found on the enclosed proxy card. Internet voting is available 24 hours a day. If you choose to vote by Internet, then you do not need to return the proxy card. To be valid, your vote by Internet must be received by the deadline specified on the card.

•

By Telephone. The number for telephone voting can be found on the enclosed proxy card. Telephone voting is available 24 hours a day. If you choose to vote by telephone, then you do not need to return the proxy card. To be valid, your vote by telephone must be received by the deadline specified on the card.

•	By Mail. Mark the enclosed proxy card, sign and date it, and return it in the pre-paid envelope we have provided. To be valid, your vote by mail must be received by the deadline specified on the card.

•

At the Annual Meeting. You can vote your shares in person at the Annual Meeting (see “What do I need to do to attend the Annual Meeting?”). If you are a shareholder of record, in order to vote at the Annual Meeting, you must present an acceptable form of identification, such as a driver’s license. If you hold your shares in street name, in order to vote at the Annual Meeting, you must obtain a legal proxy, as described above, under “What do I need to do to attend the Annual Meeting?”, and bring that proxy to the Annual Meeting.

How can I revoke my proxy or substitute a new proxy or change my vote?

You can revoke your proxy or substitute a new proxy at any time before your proxy is voted at the Annual Meeting by:

•	Subsequently submitting a new proxy through the Internet or by telephone; or

•	Subsequently executing and mailing a proxy card that is received on a later date; or

•	Giving written notice of revocation to our Secretary, at One New York Plaza, 37th Floor, New York, New York 10004; or

•	Voting in person at the Annual Meeting.

How can I obtain an additional proxy card?

If you lose, misplace or otherwise need to obtain a proxy card, and:

•	you are a shareholder of record, contact Mellon Investor Services at 1-800-419-2595; or

•	you hold Common Stock indirectly through a bank, broker or similar institution, contact your account representative at that organization.

If I submit a proxy by Internet, telephone or mail, how will my shares be voted?

If you properly submit your proxy by one of these methods, and you do not subsequently revoke your proxy, your shares will be voted in accordance with your instructions.

If you sign, date and return your proxy card but do not give voting instructions, your shares will be voted as follows: FOR the election of our director nominees, FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for our fiscal year ending November 30, 2007, AGAINST each shareholder proposal and otherwise in accordance with the judgment of the persons voting the proxy on any other matter properly brought before the Annual Meeting.

If I hold my shares in “street name” and do not provide voting instructions, can my broker still vote my shares?

Under the rules of the New York Stock Exchange (“NYSE”), brokers (other than brokers that are affiliated with Goldman Sachs, such as Goldman, Sachs & Co.) that have not received voting instructions from their customers ten days prior to the meeting date may vote their customers’ shares in the brokers’ discretion on the proposals regarding the election of directors and the ratification of the appointment of independent auditors because these are considered “discretionary” under the NYSE rules. If your broker is Goldman, Sachs & Co. or another affiliate of ours, NYSE policy specifies that, in the absence of your specific voting instructions, your shares may only be voted in the same proportion as all other shares are voted with respect to each such proposal.

Under NYSE rules, each shareholder proposal is a “non-discretionary” item, which means that member brokers, including Goldman, Sachs & Co., who have not received instructions from the beneficial owners of Common Stock do not have discretion to vote the shares of Common Stock held by those beneficial owners on these proposals. Because the affirmative vote of a majority of the outstanding shares of Common Stock is necessary to approve any shareholder proposal, any such broker non-vote will have the effect of a vote against that proposal.

If I hold shares in The Goldman Sachs Employees’ Profit Sharing Retirement Income Plan and do not provide voting instructions, how will my shares be voted?

If you hold shares of Common Stock in The Goldman Sachs Employees’ Profit Sharing Retirement Income Plan and do not provide voting instructions, your shares will be voted in the same proportion as the shares beneficially owned through the plan for which voting instructions are received, unless otherwise required by law.

How are votes counted?

Election of Directors. You may vote FOR or AGAINST any or all director nominees or you may ABSTAIN as to one or more directors. A majority of the votes cast FOR or AGAINST the election of a director must be voted FOR the director in order for the director to be elected. A vote to ABSTAIN is not treated as a vote FOR or AGAINST, and thus will have no effect on the outcome of the vote. A director who fails to receive a majority FOR vote will be required to tender his or her resignation to the Board of Directors for consideration. See the “Report of the Corporate Governance and Nominating Committee” for more information on our new by-law relating to majority voting for directors.

Ratification of the Appointment of Independent Auditors. You may vote FOR or AGAINST the ratification of the appointment of our independent auditors or you may ABSTAIN. A majority of the votes cast FOR or AGAINST ratification must be voted FOR ratification for it to pass. A vote to ABSTAIN is not treated as a vote FOR or AGAINST, and thus will have no effect on the outcome of the vote.

Shareholder Proposals. You may vote FOR or AGAINST each shareholder proposal or you may ABSTAIN. A majority of our outstanding shares of Common Stock must be voted FOR a particular proposal in order for that proposal to pass. A vote to ABSTAIN will have the effect of a vote AGAINST the proposal.

Broker Non-Vote. A failure by your broker to vote your shares when you have not given voting instructions will have no effect on the outcome of the vote on either the election of directors or the ratification of the independent auditors. Because the affirmative vote of a majority of the outstanding shares of Common Stock is necessary to approve a shareholder proposal, a failure by your broker to vote your shares when you have not given voting instructions will have the effect of a vote AGAINST that proposal.

How many votes are required to transact business at the Annual Meeting?

A quorum is required to transact business at the Annual Meeting. The holders of a majority of the outstanding shares of Common Stock as of January 26, 2007, present in person or represented by proxy and entitled to vote, will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker votes are treated as present for quorum purposes.

How is voting affected by shareholders who participate in certain Goldman Sachs Partner Compensation plans?

Employees of Goldman Sachs who participate in The Goldman Sachs Partner Compensation Plan (the “PCP”) and The Goldman Sachs Restricted Partner Compensation Plan (the “Restricted PCP”) are “covered persons” under our Shareholders’ Agreement. The Shareholders’ Agreement, among other things, governs the voting of Common Stock owned by each covered person directly or jointly with a spouse (but excluding shares acquired under The Goldman Sachs Employees’ Profit Sharing Retirement Income Plan). Shares subject to the Shareholders’ Agreement are called “Voting Shares.” The Shareholders’ Agreement also requires that each covered person remain the sole beneficial owner of no fewer than 25% of the shares of Common Stock he or she has received under The Goldman Sachs Amended and Restated Stock Incentive Plan (the “Stock Incentive Plan”) since becoming a covered person (not including any shares received in connection with Goldman Sachs’ initial public offering, or as a result of any acquisition by Goldman Sachs, and less allowances for the payment of any exercise price and taxes). Certain of our senior executive officers (including all of the current executive officers included in the Summary Compensation Table) are required by the Shareholders’ Agreement to remain the sole beneficial owner of no fewer than 75% of the shares of Common Stock they have received under the Stock Incentive Plan since becoming a senior executive officer (not including any shares received in connection with Goldman Sachs’ initial public offering, or as a result of any acquisition by Goldman Sachs, and less allowances for the payment of any exercise price and taxes).

Prior to any vote of our shareholders, the Shareholders’ Agreement requires a separate, preliminary vote of the Voting Shares. In the election of directors, all Voting Shares will be voted in favor of the election of the thirteen nominees receiving the highest numbers of votes cast by the Voting Shares in the preliminary vote. For the ratification of our independent auditors and approval of the shareholder proposals, all Voting Shares will be voted in accordance with the majority of the votes cast by the Voting Shares in the preliminary vote.

If you are a party to the Shareholders’ Agreement, you previously gave an irrevocable proxy to the Shareholders’ Committee to vote your Voting Shares at the Annual Meeting, and you directed that your Voting Shares be voted in accordance with the preliminary vote. You also authorized the holder of the proxy to vote on other matters that come before the Annual Meeting as the holder sees fit, in a manner that is not inconsistent with the preliminary vote and that does not frustrate the intent of the preliminary vote.

As of January 26, 2007, 22,557,248 of the outstanding shares of Common Stock are Voting Shares under the Shareholders’ Agreement (representing approximately 5.5% of the outstanding shares of Common Stock entitled to vote at the Annual Meeting). The preliminary vote with respect to the Voting Shares will be concluded on or about March 14, 2007.

How do I obtain more information about Goldman Sachs?

A copy of our 2006 Annual Report to shareholders is enclosed and a copy of our Policy Regarding Director Independence Determinations is attached to this Proxy Statement as Annex A. You also may obtain, free of charge, a copy of these documents, our 2006 Annual Report on Form 10-K filed with the SEC, our Corporate Governance Guidelines, our Code of Business Conduct and Ethics and the charters for our Audit, Compensation and Corporate Governance and Nominating Committees, without charge, by writing to: The Goldman Sachs Group, Inc., 85 Broad Street, 17th Floor, New York, New York 10004, Attn: Investor Relations; e-mail: gs-investor-relations@gs.com. All of these documents also are available on our website at http://www.gs.com/shareholders/.

Who pays for the expenses of this proxy solicitation?

We will pay the expenses of the preparation of proxy materials and the solicitation of proxies for the Annual Meeting. In addition to the solicitation of proxies by mail, solicitation may be made by certain directors, officers or employees of Goldman Sachs or its affiliates telephonically, electronically or by other means of communication and by Georgeson Inc., which we have hired to assist in the solicitation and distribution of proxies. Directors, officers and employees will receive no additional compensation for any such solicitation, and Georgeson Inc. will receive a fee of $10,000 for its services. We will reimburse brokers, including Goldman, Sachs & Co., and other similar institutions for costs incurred by them in mailing proxy materials to beneficial owners in accordance with applicable rules.

Item 1.	Election of Directors

Our Board of Directors presently consists of thirteen members. All of our directors are elected annually for a one-year term expiring at the Annual Meeting of Shareholders in the following year. Each director will hold office until his or her successor has been elected and qualified or until the director’s earlier resignation or removal.

Henry M. Paulson, Jr., who was appointed to our Board of Directors in 1998, resigned as Chairman of the Board of Directors and Chief Executive Officer, effective June 28, 2006, to become Secretary of the Treasury of the United States. The Board of Directors thanks Mr. Paulson for his years of exemplary service on the Board of Directors and at Goldman Sachs. The Board of Directors, upon the recommendation of the Corporate Governance and Nominating Committee, appointed Lloyd C. Blankfein as Chairman of the Board of Directors and Chief Executive Officer, effective June 28, 2006.

The Board of Directors, upon the recommendation of the Corporate Governance and Nominating Committee, appointed Gary D. Cohn and Jon Winkelried, in June 2006, and Rajat K. Gupta, in November 2006, as directors to hold office for terms expiring at the Annual Meeting of Shareholders in 2007. Mr. Gupta was recommended to our Corporate Governance and Nominating Committee by one of our directors who is not an employee.

In identifying and recommending nominees for positions on the Board of Directors, the Corporate Governance and Nominating Committee places primary emphasis on the criteria set forth in our Corporate Governance Guidelines, namely:

•	judgment, character, expertise, skills and knowledge useful to the oversight of our business;

•	diversity of viewpoints, backgrounds, experiences and other demographics;

•	business or other relevant experience; and

•

the extent to which the interplay of the nominee’s expertise, skills, knowledge and experience with that of other members of the Board of Directors will build a board that is effective, collegial and responsive to the needs of Goldman Sachs.

The Corporate Governance and Nominating Committee does not set specific, minimum qualifications that nominees must meet in order for the Committee to recommend them to the Board of Directors, but rather believes that each nominee should be evaluated based on his or her individual merits, taking into account the needs of Goldman Sachs and the composition of the Board of Directors. Members of the Corporate Governance and Nominating Committee discuss and evaluate possible candidates in detail, and suggest individuals to explore in more depth. Outside consultants also have been employed to help in identifying candidates. Once a candidate is identified for serious consideration, the Chair of the Corporate Governance and Nominating Committee enters into a discussion with that candidate.

Independence of Non-Employee Directors

A director is considered independent under NYSE rules if the Board of Directors determines that the director does not have any direct or indirect material relationship with Goldman Sachs. The Board has established a policy to assist it in determining director independence, the Policy Regarding Director Independence Determinations, which is attached to this Proxy Statement as Annex A. The Board of Directors has determined, upon the recommendation of the Corporate Governance and Nominating Committee and in accordance with the Policy Regarding Director Independence Determinations, that each of Lord Browne of Madingley, John H. Bryan, Claes Dahlbäck, Stephen Friedman, William W. George, Rajat K. Gupta, James A. Johnson, Lois D. Juliber, Edward M. Liddy and Ruth J. Simmons (the “Non-Employee Directors”) is “independent” within the meaning of the rules of the NYSE and under the SEC’s audit committee independence standards. Ten of our thirteen directors are independent.

In connection with these independence determinations, the Corporate Governance and Nominating Committee and the Board of Directors considered all of the relationships between each director and Goldman Sachs, including those relationships deemed immaterial under the Policy Regarding Director Independence Determinations, and in particular the following relationships:

Mr. Dahlbäck serves as Chairman of the investment committees of certain funds managed by EQT, a private equity firm, and receives less than 1% of the total profits of each such fund in connection with his role. Mr. Dahlbäck also has a direct or indirect interest in certain of these EQT funds, amounting to less than 1% of each such fund. Certain funds managed by a Goldman Sachs subsidiary have an aggregate $23.1 million investment in one such EQT fund (which fund has total committed capital of approximately $3.3 billion) and an aggregate $37.8 million investment in another such EQT fund (which fund has total committed capital of approximately $5.6 billion). In connection with these investments, in fiscal 2006, the Goldman Sachs-managed funds made aggregate capital contributions of approximately $14.4 million, which included approximately $430,000 of management fees, to the EQT funds.

In light of the ordinary course of business nature of these transactions, the size of the EQT funds as compared to the investment in these funds by the Goldman Sachs-managed funds, the nature of Mr. Dahlbäck’s role at the funds and Mr. Dahlbäck’s insignificant interest in the funds, the Corporate Governance and Nominating Committee and the Board of Directors determined that these relationships are not material and that Mr. Dahlbäck is “independent” within the meaning of the rules of the NYSE.

Mr. Friedman has served since June 2006 as Chairman of Stone Point Capital LLC (“Stone Point”), a private equity firm. Before that, since May 2005 he had been a Senior Advisor to Stone Point. Mr. Friedman is also a member of the investment committee of Trident II, L.P. (“Trident II”), a Stone Point-managed private equity fund, which has total capital commitments of approximately $1.3 billion. Certain funds managed by a Goldman Sachs subsidiary have made an aggregate investment of $42.5 million in Trident II. In connection with this investment, in fiscal 2006, the Goldman Sachs- managed funds made no capital contributions but paid in the aggregate approximately $102,000 in management fees. Although Mr. Friedman has no equity or carried interest in Trident II, certain of his family members are the beneficiaries of a trust which holds a limited partnership interest in the general partner of Trident II. In connection with this limited partnership interest, the trust received a carried interest that entitles it to receive less than 1.5% of the total profits of Trident II.

In light of the ordinary course of business nature of these transactions, Mr. Friedman’s insignificant interest in the funds, the nature of Mr. Friedman’s role at the funds and the fact that he has no economic interest in any profits derived from the investment by the Goldman Sachs-managed funds, the Corporate Governance and Nominating Committee and the Board of Directors determined that these relationships are not material and that Mr. Friedman is “independent” within the meaning of the rules of the NYSE.

Our Board of Directors has also determined that each member of the Audit Committee is financially literate and has accounting or related financial management expertise, as such qualifications are defined under the rules of the NYSE, and is an “audit committee financial expert” within the meaning of the rules of the SEC. In that connection, in addition to the information set forth below regarding each director, Lord Browne was previously a member of the Audit Committee of Intel Corporation; Mr. Bryan currently serves on the Audit Committee of BP p.l.c., and was previously a member of the Audit Committee of General Motors Corporation and the Audit and Risk Management Committee of Bank One Corporation; Mr. Dahlbäck currently serves on the Audit Committee of Stora Enso OYJ and was previously a member of the Audit Committees of Gambro AB and Investor AB; Mr. Friedman was previously a member of the Audit Committee of Wal-Mart Stores, Inc.; Mr. George was previously a member of the Audit Committee of Target Corporation; Mr. Gupta was previously Managing Director Worldwide of McKinsey & Company; Mr. Johnson currently serves on the Audit Committee of UnitedHealth Group Inc.; Ms. Juliber is currently the Chair of the Audit Committee of E. I. Du Pont De Nemours and Company; and Mr. Liddy is currently the Chair of the Audit Committee of 3M Company.

Nominees for Election as Directors

At the Annual Meeting, our shareholders will be asked to elect the thirteen director nominees set forth below. While the Board of Directors does not anticipate that any of the nominees will be unable to stand for election as a director at the Annual Meeting, if that occurs, proxies will be voted in favor of such other person or persons who are recommended by our Corporate Governance and Nominating Committee and designated by the Board of Directors.

All of the nominees currently are members of the Board of Directors, and all of the nominees have been recommended for election or re-election by our Corporate Governance and Nominating Committee and approved and nominated for election or re-election by the Board of Directors. Set forth below is information as of February 1, 2007 regarding the nominees, which has been confirmed by each of them for inclusion in this Proxy Statement.

Nominees for Election to the Board of Directors for a One-Year Term Expiring in 2008

Lloyd C. Blankfein	Director since April 2003

Mr. Blankfein, age 52, has been our Chairman and Chief Executive Officer since June 2006. Previously, he had been our President and Chief Operating Officer since January 2004. Prior to that, from April 2002 until January 2004, he was a Vice Chairman of Goldman Sachs, with management responsibility for Goldman Sachs’ Fixed Income, Currency and Commodities Division (“FICC”) and Equities Division. Prior to becoming a Vice Chairman, he had served as co-head of FICC since its formation in 1997. From 1994 to 1997, he headed or co-headed the Currency and Commodities Division. Mr. Blankfein is not on the board of any public company other than Goldman Sachs. He is affiliated with certain non-profit organizations, including as a member of the Harvard University Committee on University Resources, the Advisory Board of the Tsinghua University School of Economics and Management and the Governing Board of the Indian School of Business, an overseer of the Weill Medical College of Cornell University, and a director of the Partnership for New York City, Catalyst and The Robin Hood Foundation.

Lord Browne of Madingley	Director since May 1999

Lord Browne, age 58, has been an executive director of BP p.l.c. (formerly The British Petroleum Company p.l.c.) since 1991 and its Group Chief Executive since 1995, and will retire as Group Chief Executive effective July 2007. He has been Chairman of the Advisory Board of Apax Partners Worldwide LLP since October 2006. He is not on the board of any public company other than Goldman Sachs and BP p.l.c. He is the President of the Royal Academy of Engineering in the United Kingdom.

John H. Bryan	Director since November 1999

Mr. Bryan, age 70, is the retired Chairman and Chief Executive Officer of Sara Lee Corporation. He served as its Chief Executive Officer from 1975 to June 2000 and as its Chairman of the Board from 1976 until his retirement in October 2001. He is on the boards of the following public companies in addition to Goldman Sachs: BP p.l.c. and General Motors Corporation. Mr. Bryan is the past Chairman of the Grocery Manufacturers of America, Inc. and the past Vice Chairman and a current member of The Business Council. He also served as Co-Chairman of the World Economic Forum’s annual meetings in 1994, 1997 and 2000. In addition, Mr. Bryan is affiliated with certain non-profit organizations, including as a Life Trustee of The University of Chicago, as the past Chairman and Life Trustee of the Board of Trustees of The Art Institute of Chicago, as Chairman of the Board of Directors of Millennium Park, Inc., and as the past Chairman and a current member of The Chicago Council on Global Affairs; he is also the past Chairman of Catalyst.

Gary D. Cohn	Director since June 2006

Mr. Cohn, age 46, has been our President and Co-Chief Operating Officer since June 2006. Previously, he had been the co-head of Goldman Sachs’ global securities businesses since January 2004. He also had been the co-head of Equities since 2003 and the co-head of FICC since September 2002. From March 2002 to September 2002, he served as co-chief operating officer of FICC. Prior to that, beginning in 1999, Mr. Cohn managed the FICC macro businesses. From 1996 to 1999, he was the global head of Goldman Sachs’ commodities business. Mr. Cohn is not on the board of any public company other than Goldman Sachs. He is affiliated with certain non-profit organizations, including as a member of the Treasury Borrowing Advisory Committee of the Securities Industry and Financial Markets Association and as a trustee of the Gilmour Academy, the NYU Child Study Center, the NYU Hospital, the NYU Medical School, the Harlem Children’s Zone, Columbia Grammar and Preparatory School and American University.

Claes Dahlbäck	Director since June 2003

Mr. Dahlbäck, age 59, currently serves as a Senior Advisor to Investor AB, a Swedish-based investment company, and is also an Executive Director of Thisbe AB, an investment company owned by the Wallenberg Foundations. He previously served as Investor AB’s nonexecutive Chairman from April 2002 until April 2005, its Vice Chairman from April 1999 until April 2002 and its President and Chief Executive Officer from 1978 until April 1999. He also served as an international advisor to Goldman Sachs from May 1999 until February 2002. Mr. Dahlbäck is on the board of one public company in addition to Goldman Sachs: Stora Enso Oyj.

Stephen Friedman	Director since April 2005

Mr. Friedman, age 69, has been Chairman of Stone Point Capital, a private equity firm, since June 2006; prior to that, he was engaged as a Senior Advisor to Stone Point Capital since May 2005. He has been Chairman of the President’s Foreign Intelligence Advisory Board and Chairman of the Intelligence Oversight Board since January 2006. He served as Assistant to the President for Economic Policy and Director of the National Economic Council from December 2002 until December 2004. From 1998 until December 2002, Mr. Friedman was a senior principal of MMC Capital, the predecessor of Stone Point Capital. He retired as Senior Partner and Chairman of the Management Committee of The Goldman Sachs Group, L.P., our predecessor, in 1994, having joined the firm in 1966. Mr. Friedman is not on the board of any public company other than Goldman Sachs.

William W. George	Director since December 2002

Mr. George, age 64, was Chief Executive Officer of Medtronic, Inc. from May 1991 to May 2001 and its Chairman of the Board from April 1996 until his retirement in April 2002. He joined Medtronic in 1989 as President and Chief Operating Officer. Mr. George is currently a Professor of Management Practice at the Harvard Business School and was formerly Professor of Leadership and Governance at the International Institute for Management Development from January 2002 until May 2003, Visiting Professor of Technology Management at the École Polytechnique Fédérale de Lausanne from January 2002 until May 2003 and an Executive-in-Residence at the Yale School of Management from September 2003 through December 2003. Mr. George is on the boards of the following public companies in addition to Goldman Sachs: Exxon Mobil Corporation and Novartis AG. In addition, he is affiliated with certain non-profit organizations, including as a board member of the World Economic Forum USA and as a member of the Carnegie Endowment for International Peace.

Rajat K. Gupta	Director since November 2006

Rajat K. Gupta, age 58, has been Senior Partner of McKinsey & Company since 2003. He previously served as McKinsey & Company’s Worldwide Managing Director from 1994 until 2003. Prior to then, Mr. Gupta held a variety of positions at McKinsey & Company since 1973. Mr. Gupta also currently serves as the United Nations Secretary-General’s Special Advisor on UN management reform. Mr. Gupta is not on the board of any public company other than Goldman Sachs. He is affiliated with certain non-profit organizations, including as Chairman of the Board of the Indian School of Business and the Associates of the Harvard Business School, a member of the Advisory Board of the Kellogg School of Management at Northwestern University, the Dean’s Advisory Board at Tsinghua University School of Economics and Management and the Dean’s Council of the Harvard School of Public Health, a Co-Chair of the American India Foundation and a private sector representative for the board of The Global Fund to Fight AIDS, Tuberculosis and Malaria.

James A. Johnson	Director since May 1999

Mr. Johnson, age 63, has been a Vice Chairman of Perseus, L.L.C., a merchant banking and private equity firm, since April 2001. From January 2000 to March 2001, he served as Chairman and Chief Executive Officer of Johnson Capital Partners, a private investment company. From January through December 1999, he was Chairman of the Executive Committee of Fannie Mae, having previously served as its Chairman and Chief Executive Officer from February 1991 through December 1998 and its Vice Chairman from 1990 through February 1991. Mr. Johnson is on the boards of the following public companies in addition to Goldman Sachs: KB Home, Target Corporation, Temple-Inland, Inc. and UnitedHealth Group Inc. In addition, he is affiliated with certain non-profit organizations, including as Chairman Emeritus of the John F. Kennedy Center for the Performing Arts, as a member of each of the American Academy of Arts and Sciences, the American Friends of Bilderberg, the Council on Foreign Relations and The Trilateral Commission, and as an honorary trustee of The Brookings Institution.

Lois D. Juliber	Director since March 2004

Ms. Juliber, age 58, was a Vice Chairman of the Colgate-Palmolive Company from July 2004 until April 2005. She served as Colgate-Palmolive’s Chief Operating Officer from March 2000 to July 2004, as its Executive Vice President — North America and Europe from 1997 until March 2000 and as President of Colgate North America from 1994 to 1997. Ms. Juliber is on the board of one public company in addition to Goldman Sachs: E. I. Du Pont De Nemours and Company. She is affiliated with certain non-profit organizations, including as Chairman of The MasterCard Foundation, a member of the board of Girls Incorporated, and as a trustee of Wellesley College and Women’s World Banking.

Edward M. Liddy	Director since June 2003

Mr. Liddy, age 61, has been Chairman of The Allstate Corporation, the parent of the Allstate Insurance Company, since January 1999. He previously served as The Allstate Corporation’s Chief Executive Officer from January 1999 until December 2006, Chief Operating Officer from January 1995 until January 1999 and President from January 1995 until May 2005. Prior to then, Mr. Liddy was Senior Vice President and Chief Financial Officer of Sears, Roebuck and Co., where he held a variety of senior operating and financial positions since 1988. Mr. Liddy is on the board of one public company in addition to Goldman Sachs and The Allstate Corporation: 3M Company. He is also affiliated with certain non-profit organizations, including as Chairman of Northwestern Memorial Hospital and as a director of Catalyst.

Ruth J. Simmons	Director since January 2000

Dr. Simmons, age 61, has been President of Brown University since July 2001. She was President of Smith College from 1995 to June 2001 and Vice Provost of Princeton University from 1992 to 1995. Dr. Simmons is on the boards of the following public companies in addition to Goldman Sachs: Pfizer Inc. and Texas Instruments Inc. She also serves on the Directors’ Advisory Council of MetLife, Inc. In addition, Dr. Simmons is affiliated with certain non-profit organizations, including as a member of each of the American Academy of Arts and Sciences, the American Philosophical Society and the Council on Foreign Relations.

Jon Winkelried	Director since June 2006

Mr. Winkelried, age 47, has been our President and Co-Chief Operating Officer since June 2006. Previously, he had been the co-head of Goldman Sachs’ Investment Banking Division since January 2005. From 2000 to 2005, he was co-head of FICC. From 1999 to 2000, he was head of FICC in Europe. From 1995 to 1999, he was responsible for Goldman Sachs’ leveraged finance business. Mr. Winkelried is not on the board of any public company other than Goldman Sachs. He is also a trustee of the University of Chicago.

There are no family relationships between any director or executive officer of Goldman Sachs and any other director or executive officer of Goldman Sachs.

Directors’ Recommendation

The Board of Directors unanimously recommends a vote FOR the election of each of Lord Browne, Messrs. Blankfein, Bryan, Cohn, Dahlbäck, Friedman, George, Gupta, Johnson, Liddy, and Winkelried, Ms. Juliber and Dr. Simmons to the Board of Directors.

Board of Directors’ Meetings and Committees

Our Board of Directors held twelve meetings during our fiscal year ended November 24, 2006. Each of our directors attended at least 75% of the meetings of the Board of Directors and the committees of the Board of Directors on which he or she served during fiscal 2006. Attendance at Board of Directors and committee meetings during fiscal 2006 averaged 96% for our directors as a group. We encourage our directors to attend Annual Meetings of Shareholders and believe that attendance at Annual Meetings is just as important as attendance at meetings of the Board of Directors and its committees. In fact, we typically schedule Board of Directors’ and committee meetings to coincide with the dates of our Annual Meetings. All directors on our Board at the time, other than Mr. George, attended last year’s Annual Meeting. Mr. George was not in attendance because he was required to attend to a family medical matter. Our Board of Directors has three standing committees, the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee. Reports of each of these committees are included in this Proxy Statement. The primary functions of these committees are as follows:

Audit Committee — decide whether to appoint our independent auditors; pre-approve all audit, audit-related, tax and other services, if any, to be provided by the independent auditors; and assist the Board in its oversight of our financial statements, legal and regulatory compliance, independent auditors, internal audit function, internal control over financial reporting and management of financial and operational risks.

Compensation Committee — determine and approve the compensation of our executive officers; make recommendations to the Board with respect to our incentive compensation and equity-based plans that are subject to the approval of the Board; and assist the Board in its oversight of the development, implementation and effectiveness of our policies and strategies relating to our human capital management function.

Corporate Governance and Nominating Committee — recommend individuals to the Board for nomination, election or appointment as members of the Board and its committees; oversee the performance evaluations of our Chief Executive Officer and the Board; review and concur in senior management succession plans; and take a leadership role in shaping our corporate governance.

Employee directors do not serve on our Board’s standing committees. The following table summarizes 2006 membership on each Board standing committee and the number of committee meetings held.

Director	Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee

Lord Browne of Madingley	✓(C)	✓	✓

John H. Bryan	✓	✓	✓(C)

Claes Dahlbäck	✓	✓	✓

Stephen Friedman	✓	✓	✓

William W. George	✓	✓	✓

Rajat K. Gupta	✓	✓	✓

James A. Johnson	✓	✓(C)	✓

Lois D. Juliber	✓	✓	✓

Edward M. Liddy	✓	✓	✓

Ruth J. Simmons		✓	✓

Meetings held during 2006:	11	6	5
✓	= Member; C = Chair

Non-Employee Directors’ Meetings

In addition to the meetings of the committees of the Board of Directors summarized in the table above, our Non-Employee Directors met seven times in executive session during fiscal 2006. Our presiding director, the Chair of our Corporate Governance and Nominating Committee, presided at these executive sessions.

Director Compensation

For fiscal 2006, Non-Employee Director compensation consisted of:

•

a $75,000 annual retainer awarded on December 15, 2006 as 385 fully vested RSUs to all of our Non-Employee Directors other than Mr. George and Dr. Simmons, who received cash, and Mr. Gupta, who joined the Board of Directors in November 2006 and received a prorated annual retainer award of 33 RSUs;

•	a $25,000 committee chair fee awarded on December 15, 2006 as 129 fully vested RSUs to each of our committee chairs; and

•

an annual equity grant of 3,000 fully vested RSUs or, in the case of Mr. Johnson, 1,500 fully vested RSUs and 6,000 fully vested Options, in each case awarded on December 13, 2005 (the closing price-per-share of Common Stock on that date was $131.64 and, accordingly, the grant date value of each Non-Employee Director’s equity grant was $394,920); Mr. Gupta received a prorated annual grant award of 250 RSUs on December 15, 2006 (the closing price-per-share of Common Stock on that date was $199.84 and, accordingly, the grant date value of Mr. Gupta’s equity grant was $49,960).

The fiscal 2006 annual retainer and committee chair fee awards were determined by dividing the applicable dollar amounts by the average closing price per share of our Common Stock on the NYSE over the ten trading-day period up to and including the last day of fiscal 2006 ($195.11).

With respect to fiscal 2007 Non-Employee Director compensation, the Board of Directors determined that the annual equity grant would be paid following the fiscal year to which the grant relates, rather than at the beginning of the fiscal year as had previously been the case. The grant will be in an amount to be determined by the Board of Directors, payable in fully vested RSUs, fully vested Options or a combination of fully vested RSUs and fully vested Options at the Non-Employee Director’s election.

RSUs awarded in connection with Non-Employee Director compensation provide for delivery of the underlying shares of Common Stock on the last business day in May in the year following the year of the Non-Employee Director’s retirement from the Board of Directors. Options awarded with respect to the fiscal 2006 annual equity grant generally become exercisable on the earlier of (i) the date the Non-Employee Director ceases to be a director of Goldman Sachs, and (ii) January 2009, although if the Non-Employee Director remains a director of Goldman Sachs, the underlying shares are subject to transfer restrictions until January 2010.

The Board of Directors, upon the recommendation of the Corporate Governance and Nominating Committee, has a policy on stock ownership that requires each Non-Employee Director to beneficially own at least 5,000 shares of Common Stock or fully vested RSUs within two years of becoming a director. All of our Non-Employee Directors are in compliance with this policy.

Our directors are permitted to participate in Goldman Sachs’ employee matching gift program on the same terms as employees. Under the program for 2006, Goldman Sachs matches gifts of up to $10,000 in the aggregate per individual.

Non-Employee Directors receive no compensation other than directors’ fees. Employee directors receive no director compensation.

Executive Compensation

The following table sets forth for fiscal 2006, fiscal 2005 and fiscal 2004 the compensation, in compliance with the reporting requirements of the SEC, for our Chief Executive Officer and for each of our other four most highly compensated executive officers other than our Chief Executive Officer during fiscal 2006. Information required for our former Chief Executive Officer is also provided as he served as our Chief Executive Officer for part of fiscal 2006. These six persons are referred to collectively as the “Named Executive Officers.”

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long-Term Compensation Awards
Named Executive Officer	Year	Salary	Cash Bonus	Other Annual Compensation (a)	Restricted Stock Awards (b)	Securities Underlying Options (c)	All Other Compensation (d)
Lloyd C. Blankfein	2006	$600,000	$27,243,500	$261,906	$15,679,642	209,228	$82,876
Chairman and	2005	$600,000	$19,120,500	$236,607	$10,804,573	218,872	$75,266
Chief Executive Officer	2004	$600,000	$14,995,500	$221,620	$13,882,598	0	$51,244

Gary D. Cohn*	2006	$600,000	$26,743,500	$106,123	$15,379,661	205,228	$78,509
President and Chief Operating Officer

Jon Winkelried*	2006	$600,000	$26,743,500	—	$15,379,661	205,228	$78,815
President and Chief Operating Officer

David A. Viniar	2006	$600,000	$20,243,500	$275,719	$11,479,507	153,184	$82,309
Chief Financial Officer	2005	$600,000	$12,245,500	$211,526	$6,679,578	135,312	$75,266
	2004	$600,000	$9,745,500	$218,892	$8,632,526	0	$51,244

John S. Weinberg*	2006	$600,000	$16,243,500	—	$9,079,661	121,160	$79,736
Vice Chairman

Henry M. Paulson Jr.	2006	$345,769	$18,700,000	$150,349	0	0	$20,324
Former Chairman and	2005	$600,000	0	$203,431	$30,147,091	220,392	$51,873
Chief Executive Officer	2004	$600,000	0	$169,982	$29,150,028	0	$39,331

*	Not an executive officer in fiscal 2005 or 2004.

(a)	The table below reflects certain perquisites and other personal benefits contained in the Other Annual Compensation amounts above, including, as required by the rules of the SEC, those with a value in excess of 25% of the total value of all perquisites and other personal benefits received by the Named Executive Officer. The symbol “—” in the table below indicates that the value of any perquisite or other personal benefit, if any, received by the Named Executive Officer did not exceed the 25% threshold.

Named Executive Officer	Year	Car and Driver*	Financial Counseling Services
Lloyd C. Blankfein	2006	$198,388	$63,518
	2005	$187,107	—
	2004	$174,285	—

Gary D. Cohn	2006	$34,890	$71,143

David A. Viniar	2006	$204,929	$69,105
	2005	$189,145	—
	2004	$178,211	—

Henry M. Paulson Jr.	2006	$96,672	$53,677
	2005	$153,931	—
	2004	$127,982	—

*	Provided for security reasons. Amounts reflect the aggregate cost to Goldman Sachs without deducting costs attributable to business use.

(b)	The values of the RSUs and restricted Common Stock shown in the table were determined by multiplying the number of RSUs or shares of restricted Common Stock awarded to each Named Executive Officer by the closing price per share of Common Stock on the NYSE on (i) November 24, 2006 ($201.60), our 2006 fiscal year-end, for RSUs granted on December 15, 2006, (ii) November 25, 2005 ($134.12), our 2005 fiscal year-end, for RSUs and restricted Common Stock granted on December 13, 2005, and (iii) November 26, 2004 ($104.84), our 2004 fiscal year-end, for RSUs granted on December 14, 2004. Mr. Paulson received a grant of restricted Common Stock in lieu of RSUs for fiscal 2005.

The number of RSUs awarded to each Named Executive Officer for fiscal 2006 (except for Mr. Paulson who did not receive RSUs) was determined by dividing the dollar amount to be granted as RSUs by $201.60 (the closing price-per-share of the Common Stock on the NYSE on November 24, 2006, our 2006 fiscal year-end). 40% of the RSUs granted for fiscal 2006 were vested on the grant date, with the remainder vesting on November 27, 2009; 40% of the RSUs and shares of restricted Common Stock granted for fiscal 2005 were vested on the grant date, with the remainder vesting on November 28, 2008 and 40% of the RSUs granted for fiscal 2004 were vested on the grant date, with the remainder vesting on November 30, 2007.

The number of RSUs awarded to each of the Named Executive Officers (other than Mr. Paulson) for fiscal 2006, fiscal 2005 and fiscal 2004 (if he was an executive officer in those fiscal years) were as follows:

Named Executive Officer	Year	Number of RSUs
Mr. Blankfein	2006	77,776
	2005	80,559
	2004	132,417

Mr. Cohn	2006	76,288

Mr. Winkelried	2006	76,288

Mr. Viniar	2006	56,942
	2005	49,803
	2004	82,340

Mr. Weinberg	2006	45,038

For a discussion of the cash settlement of Mr. Paulson’s outstanding RSUs and the accelerated vesting and delivery of Mr. Paulson’s restricted Common Stock, see the “Report of the Compensation Committee on Executive Compensation — Determinations specific to Mr. Paulson.”

RSUs granted for fiscal 2006, fiscal 2005 and fiscal 2004 provide for delivery of the underlying shares of Common Stock in January 2010, January 2009 and January 2008, respectively, with acceleration in the case of death or conflicted employment, which includes employment with certain government agencies or other entities as a result of which continuing to hold interests in Goldman Sachs could present a conflict of interest.

Unvested RSUs are forfeited on termination of employment, except in limited cases such as retirement, and RSUs, whether or not vested, may be forfeited in certain circumstances, such as if the holder’s employment is terminated for cause. Each Named Executive Officer who is currently an executive officer meets the requirements under the RSUs to qualify for retirement at this time. Each RSU includes a “dividend equivalent right”, pursuant to which the holder of the RSU is entitled to receive an amount equal to any ordinary cash dividends paid to the holder of a share of Common Stock approximately when those dividends are paid to shareholders.

For the aggregate value and the number of shares of Common Stock underlying all RSUs held by each of the Named Executive Officers at the end of fiscal 2006, see footnote (a) to “Beneficial Ownership of Directors and Executive Officers.”

(c)	For fiscal 2006, each of Messrs. Blankfein, Cohn, Winkelried, Viniar and Weinberg received a grant of Options on December 15, 2006 with an exercise price, or “strike price,” of $199.84, the closing price-per-share of Common Stock on the NYSE on that date. 40% of these Options were vested on the grant date, with the remainder generally vesting on November 27, 2009. These Options generally become exercisable in January 2010, and expire on November 25, 2016. Shares received upon exercise of Options prior to January 2011 will not be transferable in any manner until January 2011.

For fiscal 2005, each of Messrs. Blankfein, Viniar and Paulson received a grant of Options on December 13, 2005 with an exercise price, or “strike price,” of $131.64, the closing price-per-share of Common Stock on the NYSE on that date. 40% of these Options were vested on the grant date, with the remainder generally vesting on November 28, 2008. These Options generally become exercisable in January 2009, and expire on November 27, 2015. Shares received upon exercise of Options prior to January 2010 will not be transferable in any manner until January 2010. Options are subject to the same forfeiture and retirement provisions as the RSUs described above in footnote (b). For a discussion of the cash settlement of Mr. Paulson’s Options, see the “Report of the Compensation Committee on Executive Compensation – Determinations specific to Mr. Paulson.”

(d)	Consists of Money Purchase Pension Plan contribution, Term Life Insurance premium, Executive Life Insurance premium, Goldman Sachs Employees’ Profit Sharing Retirement Income Plan contribution, executive medical and dental plan premium payments and long-term disability insurance premium, as set forth in the following table:

Named Executive Officer	Year	Money Purchase Pension Plan Contribution	Term Life Insurance Premium	Executive Life Insurance Premium	Goldman Sachs Employees’ Profit Sharing Retirement Income Plan Contribution	Executive Medical and Dental Plan Premium Payments	Long- Term Disability Insurance Premium
Mr. Blankfein	2006	$24,000	$162	$12,049	$5,000	$40,571	$1,094
	2005	$22,000	$162	—	$5,000	$47,009	$1,094
	2004	$22,000	$162	—	$5,000	$24,082	—

Mr. Cohn	2006	$24,000	$162	$7,682	$5,000	$40,571	$1,094

Mr. Winkelried	2006	$24,000	$162	$7,988	$5,000	$40,571	$1,094

Mr. Viniar	2006	$24,000	$162	$11,482	$5,000	$40,571	$1,094
	2005	$22,000	$162	—	$5,000	$47,009	$1,094
	2004	$22,000	$162	—	$5,000	$24,082	—

Mr. Weinberg	2006	$24,000	$162	$8,909	$5,000	$40,571	$1,094

Mr. Paulson	2006	—	$95	$5,484	—	$14,108	$638
	2005	$22,000	$162	—	$5,000	$23,616	$1,094
	2004	$22,000	$162	—	$5,000	$12,169	—

In addition to the amounts disclosed in the Summary Compensation Table, each of Messrs. Blankfein, Cohn, Winkelried, Viniar, Weinberg and Paulson has accrued benefits under The Goldman Sachs Employees’ Pension Plan (the “Pension Plan”), entitling him to receive annual benefits upon retirement at age 65 of $3,401, $866, $4,654, $6,906, $3,433 and $10,533, respectively. Effective as of November 27, 2004, the Pension Plan was frozen, and no participant will accrue any additional benefit thereunder.

Our retiree medical program for PMDs, including our Named Executive Officers (other than Mr. Paulson), provides that any PMD who retires and who, on the date of the PMD’s retirement, has been a PMD (including service as a partner prior to the firm’s initial public offering) for eight or more years, will be eligible to receive retiree medical coverage for him or herself and eligible dependents, 75% of the cost of which will be paid by Goldman Sachs. Our Named Executive Officers (other than Mr. Paulson) meet this requirement.

We make available for business use to our Named Executive Officers private aircraft in which Goldman Sachs owns a fractional interest. Our general policy is not to permit our Named Executive Officers (or other employees) to use such aircraft for personal use. During fiscal 2006, there were limited instances in which certain of our Named Executive Officers brought personal guests as passengers on business-related flights. In such cases, the Named Executive Officers were required to pay Goldman Sachs an amount equal to the greater of: (a) the aggregate incremental cost to Goldman Sachs of the usage by such guests; or (b) the price of a first-class commercial airline ticket for the same trip.

During fiscal 2006, Goldman Sachs made available financial counseling services to approximately 220 of our PMDs, including our Named Executive Officers. With respect to each of our Named Executive Officers for whom Other Annual Compensation is included in the Summary Compensation Table, such cost is included in Other Annual Compensation to the extent required.

Stock Options

The following table provides information about Options granted to the Named Executive Officers for fiscal 2006.

OPTION GRANTS IN THE LAST FISCAL YEAR (a)

Individual Grants
Named Executive Officer	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/Sh)	Expiration Date	Grant Date Present Value (b)
Lloyd C. Blankfein	209,228	7.12%	$199.84	11/25/2016	$10,453,031
Gary D. Cohn	205,228	6.99%	$199.84	11/25/2016	$10,253,191
Jon Winkelried	205,228	6.99%	$199.84	11/25/2016	$10,253,191
David A. Viniar	153,184	5.21%	$199.84	11/25/2016	$7,653,073
John S. Weinberg	121,160	4.12%	$199.84	11/25/2016	$6,053,154

(a)	For fiscal 2006, each Named Executive Officer (other than Mr. Paulson) received a grant of Options on December 15, 2006 with an exercise price, or “strike price,” of $199.84, the closing-price-per-share of Common Stock on the NYSE on that date. 40% of these Options were vested on the grant date, with the remainder generally vesting on November 27, 2009. These Options become exercisable in January 2010 and expire on November 25, 2016. Shares received on exercise of Options prior to January 2011 generally will not be transferable until January 2011. Non-vested Options generally are forfeited on termination of employment, except in certain cases such as “retirement” (all of the Named Executive Officers meet the requirements for “retirement”). Upon termination of employment, vested Options granted in 2006 will remain exercisable generally until November 25, 2016. In general, Options, whether or not vested, may be forfeited in certain circumstances, such as if the holder’s employment is terminated for “cause.”

(b)	Valued based on a Black-Scholes option pricing model. The exercise price of each Option ($199.84) is equal to the closing price-per-share of Common Stock on the NYSE on December 15, 2006, the date the Options were granted. The primary inputs to the Option valuation model were: 27.5% volatility; 4.6% risk-free rate of return; 0.7% dividend yield; and 7.5 year expected life, which reflects the sales restrictions on the underlying shares that apply until January 2011. The values of Options described above are hypothetical and have been provided solely to comply with the rules of the SEC. The actual value, if any, that will be realized upon the exercise of an Option will depend upon the difference between the exercise price of the Option and the market price of the Common Stock on the date that the Option is exercised.

Fiscal Year-End Option Holdings

The following table provides information about unexercised Options held by each Named Executive Officer as of December 15, 2006.

FISCAL YEAR-END OPTION VALUES

Named Executive Officer	Shares acquired on exercise	Value realized		Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-The-Money Options at Fiscal Year-End (a)
				Exercisable	Unexercisable	Exercisable	Unexercisable
Lloyd C. Blankfein	0	$0		409,027	428,100	$47,534,894	$15,680,526
Gary D. Cohn	0	$0		369,215	459,044	$42,914,931	$18,118,169
Jon Winkelried	0	$0		391,336	425,620	$45,496,631	$15,779,826
David A. Viniar	0	$0		217,949	288,496	$25,206,871	$9,736,031
John S. Weinberg	0	$0		192,665	238,240	$22,220,648	$8,404,158
Henry M. Paulson, Jr.	0	$34,891,979	(b)	0	0	0	0

(a)	“Value of Unexercised In-The-Money Options” is the aggregate, calculated on a grant-by-grant basis, of the product of the number of unexercised Options at our 2006 fiscal year-end (taking into account grants made in respect of fiscal 2006) multiplied by the difference between the exercise price for the grant and the closing price per share of Common Stock on the NYSE on November 24, 2006 ($201.60), our 2006 fiscal year-end. The actual value, if any, that will be realized upon the exercise of an Option will depend upon the difference between the exercise price of the Option and the market price of the Common Stock on the NYSE on the date that the Option is exercised.

(b)	In connection with Mr. Paulson’s retirement as our CEO and his appointment as Secretary of the Treasury of the United States, Goldman Sachs cash-settled Mr. Paulson’s outstanding Options. See “Report of the Compensation Committee on Executive Compensation—Determinations specific to Mr. Paulson” for a discussion of the cash settlement of Mr. Paulson’s Options.

Employment Contracts and Change of Control Arrangements

We have entered into employment agreements with, among others, our directors who are employees and our other executive officers. Each of these employment agreements requires (unless waived by Goldman Sachs) that the employee devote his or her entire working time to the business and affairs of Goldman Sachs and its affiliates and subsidiaries; each agreement generally may be terminated at any time for any reason by either the employee or Goldman Sachs on 90 days’ prior notice.

The restricted stock units (“RSUs”) and stock options (“Options”) granted to our executive officers as described under “Executive Compensation” provide that if a change in control occurs and within 18 months thereafter (i) the grantee’s employment is terminated other than for “cause” (as defined in the applicable award agreement and/or the Stock Incentive Plan) or (ii) the grantee terminates employment for “good reason” (as defined in the applicable award agreement and/or the Stock Incentive Plan):

•	any unvested outstanding RSUs and Options will become vested;

•	all outstanding Options will become exercisable; and

•	the Common Stock underlying any outstanding RSUs will be delivered.

“Change in control” means the consummation of a business combination involving Goldman Sachs, unless immediately following the business combination either:

•

at least 50% of the total voting power of the surviving entity or its parent entity, if applicable, is represented by securities of Goldman Sachs that were outstanding immediately prior to the transaction (or by shares into which the securities of Goldman Sachs are converted in the transaction); or

•

at least 50% of the members of the board of directors of the surviving entity, or its parent entity, if applicable, following the transaction were, at the time of the Board of Directors’ approval of the execution of the initial agreement providing for the transaction, directors of Goldman Sachs on the date of grant of the RSUs and Options (including directors whose election or nomination was approved by two-thirds of the incumbent directors).

Certain Relationships and Related Transactions

We have established private investment funds to permit our employees to participate in our merchant banking, venture capital and other similar activities by investing alongside the funds that we raise and manage for non-employee investors. Many of our employees, their spouses, related foundations or entities owned or controlled by the employees have invested in these funds. In some cases, we have limited participation to our PMDs, including our executive officers. These funds generally do not require PMDs or other employees to pay management fees and do not deduct overrides from the funds’ distributions. Certain of the funds available to our PMDs and other employees provide them with an interest in the overrides we receive for managing the funds for non-employee investors. With respect to some of the funds that were offered in fiscal 2000, Goldman Sachs continued to provide “leverage” in fiscal 2006 to executive officers, their spouses, related foundations and entities owned or controlled by them as a result of their having invested in securities with a fixed return issued by these funds; for such persons the leverage was limited to the amount of their equity investment, with an aggregate limit of $500,000 for their investments in each such fund or related group of funds. In addition, certain of our directors and executive officers from time to time may invest their personal funds in funds managed by subsidiaries of Goldman Sachs on substantially the same terms and conditions as other similarly-situated investors in these funds who are neither directors nor employees.

Distributions to our directors and fiscal 2006 executive officers (or persons or entities affiliated with them) of profits earned on investments made by, and other income from, any funds for which total distributions (including return of capital invested by such directors or officers*) to such director or officer exceeded $60,000 in fiscal 2006 were, in the aggregate, as follows: Mr. Blankfein — $9,787,733; Mr. Cohn — $4,919,593; Mr. Winkelried — $621,270; Mr. Viniar — $4,668,694; Mr. Weinberg — $1,221,982; Edward C. Forst (Chief Administrative Officer) — $905,909; Kevin W. Kennedy (head of Human Capital Management) — $1,366,859; Gregory K. Palm (General Counsel) — $7,632,073; Esta E. Stecher (General Counsel) — $1,785,023; and Mr. Paulson — $7,390,666.

Affiliates of Goldman Sachs generally bear overhead and administrative expenses for, and may provide certain other services free of charge to, the funds.

Certain of our directors and officers have brokerage accounts at our broker-dealer affiliates. Transactions in such accounts are offered on substantially the same terms as those offered to other similarly-situated clients who are neither directors nor employees.

Mr. Dahlbäck is an advisor of, and has a direct or indirect interest, including an economic interest in, certain funds in which funds managed by Goldman Sachs have invested. See “Item 1. Election of Directors — Independence of Non-Employee Directors” above for a description of the transactions involving Goldman Sachs and these funds.

Mr. Weinberg’s late father, a former employee of Goldman Sachs, received approximately $6,250,000 for fiscal 2006, a significant portion of which was a payment in connection with the end of his employment.

*	In fiscal 2006, the return of capital invested by such persons in such funds over several years was as follows: Mr. Blankfein: $2,672,578; Mr. Cohn: $1,496,578; Mr. Winkelried: $621,270; Mr. Viniar: $1,847,614; Mr. Weinberg: $80,950; Mr. Forst: $752,662; Mr. Kennedy: $453,979; Mr. Palm: $2,715,199; Ms. Stecher: $872,221; and Mr. Paulson: $1,959,090.

A sibling of Mr. Winkelried, a non-executive employee of Goldman Sachs, received compensation for fiscal 2006 of approximately $1,100,000, part of which was paid in equity.

A sibling of Mr. Forst’s spouse, a non-executive employee of Goldman Sachs, received compensation for fiscal 2006 of approximately $10,000,000, part of which was paid in equity.

After Mr. Paulson’s resignation, Goldman Sachs purchased investments made by Mr. Paulson and his wife in private investment funds managed by Goldman Sachs and Mr. Paulson’s wife redeemed her interests in one such fund. See “Report of the Compensation Committee on Executive Compensation – Determinations specific to Mr. Paulson.”

Stock Price Performance

The following graph compares the performance of an investment in our Common Stock from November 30, 2001 through November 24, 2006, with the S&P 500 Index and the S&P Financial Index. The graph assumes $100 was invested on November 30, 2001 in each of our Common Stock, the S&P 500 Index and the S&P Financial Index and the dividends were reinvested on the date of payment without payment of any commissions. The performance shown in the graph represents past performance and should not be considered an indication of future performance.

The table below shows the cumulative total returns in dollars of our Common Stock, the S&P 500 Index and the S&P Financial Index for Goldman Sachs’ last five fiscal year-ends, assuming $100 was invested on November 30, 2001 in each of our Common Stock, the S&P 500 Index and the S&P Financial Index and the dividends were reinvested on the date of payment without payment of any commissions. The performance shown in the table represents past performance and should not be considered an indication of future performance.

	11/30/01	11/29/02	11/28/03	11/26/04	11/25/05	11/24/06
The Goldman Sachs Group, Inc.	$100.00	$89.17	$109.58	$120.80	$155.93	$236.32
S&P 500 Index	$100.00	$82.17	$92.87	$103.79	$111.30	$122.95
S&P Financial Index	$100.00	$90.27	$104.19	$114.07	$124.90	$138.81

Report of the Compensation Committee on Executive Compensation

The Compensation Committee is comprised of all of our Non-Employee Directors and operates pursuant to a written Charter that was amended and restated in January 2007, and is available on our website at http://www.gs.com/shareholders/corporate_governance/. During fiscal 2006, the Committee met six times. In addition, Mr. Johnson, the Chair of the Committee, met seven times with one or more of the chairs of our internal compensation policy committee. The Board of Directors determined, upon the recommendation of the Corporate Governance and Nominating Committee, that each member of the Committee is “independent” within the meaning of the rules of the NYSE.* As required by the Committee Charter, no member of the Committee receives, directly or indirectly, any consulting, advisory or other compensatory fees that would be prohibited under the SEC’s audit committee independence standards.

The primary purposes of the Committee are to:

•	determine and approve the compensation of our Chief Executive Officer and other executive officers;

•	make recommendations to the Board of Directors with respect to our incentive compensation and equity-based plans that are subject to the approval of the Board of Directors;

•

assist the Board of Directors in its oversight of the development, implementation and effectiveness of our policies and strategies relating to our human capital management function, including but not limited to those policies and strategies regarding recruiting, retention, career development and progression, management succession (other than that within the purview of the Corporate Governance and Nominating Committee), diversity and employment practices; and

•	prepare this Report.

As part of this responsibility, the Committee administers the Stock Incentive Plan and the Restricted PCP, and oversees a committee of senior executives appointed by the Board of Directors to administer the PCP. The Committee delegated to a committee consisting of senior executives certain responsibilities under the Stock Incentive Plan regarding non-executive officers.

The Committee engaged outside consultants to assist it with benchmarking and analyses with respect to executive compensation and benefit practices and design. The Committee specifically asked these firms to provide insight on our compensation practices relative to industry best practices. On conclusion of this assessment, the firms informed the Chair of the Committee that “Goldman Sachs uses a disciplined pay-setting process that is closely linked to overall firm-wide results and individual contributions, which are objectively measured.” Moreover, they stated that “Goldman Sachs has preserved its strong partnership and pay-for-performance culture while producing superior returns to public shareholders” and “the firm’s culture and compensation levels have allowed it to maintain a ‘deep bench’ of senior leaders….”

The Committee also asked an independent consulting firm to review the underpinnings of our compensation philosophy and to assess their continuing relevance after our nearly seven years as a public company. On completion of its review, this firm informed the Committee that through 2005 (the period covered by the firm’s review), our compensation programs have closely aligned pay and performance, particularly at senior levels, and that while our overall compensation expense has been in line with our peers, a greater portion of our revenue has been available to shareholders. In addition,

*	Mr. Dahlbäck recused himself with respect to decisions to grant equity-based awards to our executive officers subject to reporting under Section 16 of the Securities Exchange Act of 1934 as a result of his affiliation with the EQT funds described above under “Item 1. Election of Directors – Independence of Non-Employee Directors.”

this firm noted that through 2005 our CEO’s compensation has been appropriate relative to other senior employees and our performance relative to peers, and has been more sensitive to variations in our financial performance than compensation of other employees of Goldman Sachs. Finally, the consultants observed that our compensation program for Managing Directors is viewed by participants and competitors as a critical component of Goldman Sachs’ culture and successful transition to a public company. The discussion below constitutes the Report of the Committee.

Compensation Policies

In fiscal 2006, compensation for each of the Named Executive Officers (as well as each of our other executive officers and each member of the firm’s Management Committee (24 individuals in the aggregate)) (“Restricted PCP Participants”) consisted of two components — base salary and Restricted PCP bonus (payable in a combination of cash and equity-based awards under our Stock Incentive Plan). This Report discusses each of these components.

Base Salary

The Committee determined to pay each of the Restricted PCP Participants a base salary for fiscal 2006 at the annual rate of $600,000, the same base salary as was paid for fiscal 2006 to participants in our PCP (the program through which the majority of our senior executives are compensated). We do not use base salary to differentiate between the contributions or performance level of our senior executives, but instead as a baseline compensation level to deliver current cash income to these executives.

Restricted PCP

General. The Restricted PCP is our shareholder-approved plan that is designed to pay bonuses that are tied to the performance of the firm, in order to align the interests of senior management with the interests of shareholders and to tie the compensation of our senior executives to the success of the firm. In addition, the plan is structured so that bonuses are considered qualified “performance-based compensation” under Section 162(m) of the Internal Revenue Code, so that our tax deduction for Restricted PCP compensation above $1 million is not limited by that provision.

Restricted PCP Bonus. Each Restricted PCP Participant is paid a bonus determined under the Restricted PCP. The bonus payable under the Restricted PCP first is determined based on a percentage of Goldman Sachs’ “Pre-Tax Earnings” (as defined in the Restricted PCP) for the fiscal year (the “Formula Bonus”). The Committee, in its discretion, then may reduce any Restricted PCP Participant’s actual bonus to an amount below the Formula Bonus. In light of the factors discussed more fully below, the Committee reduced each Restricted PCP Participant’s actual bonus to an amount less than that permitted by the Plan.

Restricted PCP bonuses are payable, as determined by the Committee, in cash and/or in the form of an equity-based award of equivalent value granted under the Stock Incentive Plan. For purposes of determining the Formula Bonus, RSUs are valued at the average of the closing prices of Common Stock over the ten trading-day period up to and including the last day of the fiscal year for which they are paid. However, in exercising its discretion to reduce a Restricted PCP Participant’s actual bonus below the Formula Bonus, the Committee may take into account the value of Common Stock over another period of time or as of any date it selects.

If a Restricted PCP Participant departs during a fiscal year, the Committee may make certain compensation decisions in connection with the person’s departure. This occurred in fiscal 2006 when Mr. Paulson resigned as Chairman and Chief Executive Officer upon his appointment as Secretary of the Treasury of the United States. The Committee’s actions and determinations regarding Mr. Paulson’s departure are described below under “Determinations specific to Mr. Paulson.” The

Board of Directors appointed Mr. Blankfein as our Chairman and Chief Executive Officer, effective upon Mr. Paulson’s departure. Mr. Blankfein’s compensation for the period when he was Chief Executive Officer is described further under “Determinations specific to Mr. Blankfein as Chief Executive Officer.”

Considerations Used In Determining Amount of Bonus. In general, in determining Restricted PCP Participants’ actual bonuses, the Committee sought to assure that their compensation was linked to Goldman Sachs’ results of operations as a whole, and also approximated the bonus amounts that would have resulted had the Restricted PCP Participants participated in the PCP. In this way, the Committee sought to assure a continued spirit of collaboration among our senior executives. Ultimately, the Committee determined the aggregate amount of bonuses to be paid to PCP participants and Restricted PCP Participants in light of the firm’s return on average tangible shareholders’ equity of 39.8%, pre-tax earnings of $14.6 billion and net earnings of $9.5 billion. This amount, when added to bonuses paid to all other employees, resulted in a ratio of total compensation and benefits for all Goldman Sachs employees to net revenues for the firm equal to 43.7%. The Committee concluded both that the aggregate amount of bonuses and this ratio of total compensation and benefits to net revenues was appropriate for the firm in light of Goldman Sachs’ financial performance in fiscal 2006, the Committee’s understanding of general industry practice derived from prior years’ experience, and benchmarking information provided by the outside consultants engaged by the Committee.

In determining the actual bonus payable to each Restricted PCP Participant, the Committee also focused on each Restricted PCP Participant’s contribution to the firm (including as reflected in the individual’s performance evaluations), business unit and divisional performance and compensation recommendations from the individuals to whom participants report. The Committee also considered the closing price of Common Stock on November 24, 2006, the last day of the 2006 fiscal year. Finally, the Committee paid careful attention to competitive compensation practices (in light of certain objective performance criteria, including return on shareholders’ equity and diluted earnings-per-share), as more fully described below.

Performance Considerations. The individual, business unit and divisional performance considerations used in determining compensation are derived through a number of internal objective and discretionary processes, including Goldman Sachs’ performance evaluation program. This program is a “360 degree” feedback process that reflects input regarding each individual on an array of categories from a number of professionals in the organization, including peers, employees senior to the individual and employees junior to the individual. The performance review feedback is combined with a subjective determination of individual performance, business unit and divisional performance and individual contributions to hiring, mentoring, training and diversity, to determine a proposed amount of total compensation.

Competitive Compensation Considerations. The proposed amount of compensation determined as described above then is considered in light of competitive compensation levels. In this regard, the Committee relied on a survey prepared by consultants regarding compensation levels in 2005 for certain of the most highly compensated employees at The Bear Stearns Companies Inc., Citigroup Inc., Credit Suisse Group, Lehman Brothers Holdings Inc., Merrill Lynch & Co., Inc. and Morgan Stanley.* The Committee also focused on an internally prepared analysis based on publicly available data regarding the compensation paid to the proxy named officers for 2005 at The Bear Stearns Companies Inc., Citigroup Inc., J.P. Morgan Chase & Co., Lehman Brothers Holdings Inc., Merrill Lynch & Co., Inc. and Morgan Stanley. While the Committee does not target any particular percentile or comparative level of compensation for any Restricted PCP Participant, it uses this benchmarking information to assess the general competitiveness of compensation levels.

*	All of these companies, with the exception of Credit Suisse Group, are included in the S&P Financial Index.

Mandatory Year-End Equity-Based Awards. A part of each Restricted PCP Participant’s bonus was paid in the form of a year-end equity-based award under the firm’s Stock Incentive Plan. The portion of each participant’s bonus paid in cash versus the portion granted as a year-end equity-based award was determined pursuant to a progressive compensation-based formula under which, as the participant’s total compensation increased, a greater percentage of his or her total compensation was comprised of an equity-based award. The formula that applies to Restricted PCP Participants is the same as the formula that applies to all of our other employees (and which has applied in substantially the same form since 2002).

Each Restricted PCP Participant (other than Mr. Paulson, as described below), received the year-end equity-based award portion of his or her Restricted PCP bonus in the form of RSUs and options to purchase Common Stock (“Options”).* Sixty percent of the dollar amount of each Restricted PCP Participant’s equity-based award was converted to RSUs and 40% was converted to Options. Except for the Named Executive Officers, for purposes of determining each Restricted PCP Participant’s bonus the number of year-end RSUs was determined based on the average closing price-per-share of the Common Stock on the NYSE for the ten-trading-day period up to and including the last day of the fiscal year ($195.11). The Committee decided to reduce the Named Executive Officer’s Formula Bonuses so that the sum of each Named Executive Officer’s cash bonus, plus the value of his RSU award, determined based on the closing price of Common Stock on November 24, 2006, the last day of the 2006 fiscal year ($201.60), rather than the ten-day average price, would equal the amount reflected on the Summary Compensation Table. The number of Options for all Restricted PCP Participants was determined based on the value attributed to those Options for financial reporting purposes as reflected in the table entitled “Option Grants in the Last Fiscal Year” ($49.96 per Option).

The Committee determined that it was appropriate to grant part of the bonuses under the Restricted PCP in the form of RSUs and Options in light of a number of factors, including input from the Committee’s outside consultants, competitive compensation practices, maximization of shareholder value and alignment of the long-term interests of our shareholders and our senior executives. Each individual who receives an RSU becomes, economically, a long-term shareholder of Goldman Sachs, with the same interests as our other shareholders. This economic interest results because the amount a recipient ultimately realizes from an RSU depends on the value of Common Stock when actual shares are delivered in January 2010. Options are designed to directly link each Restricted PCP Participant’s compensation to value creation for shareholders, because the amount (if any) each individual ultimately realizes from the Options depends solely on the increase in value of Common

*	An RSU constitutes an unfunded, unsecured promise to deliver a share of Common Stock on a predetermined date. 40% of these year-end RSUs were vested when they were granted and the remaining 60% will become vested at the end of the 2009 fiscal year. The RSUs provide for accelerated vesting on a recipient’s “retirement” (subject to a noncompetition condition). Each Named Executive Officer currently meets the requirements for “retirement” under the RSUs. Shares underlying all of these year-end RSUs granted for fiscal 2006 will be delivered in January 2010. Each RSU includes a “dividend equivalent right,” pursuant to which the holder of the RSU is entitled to receive an amount equal to any ordinary cash dividends paid to the holder of a share of Common Stock approximately when those dividends are paid to shareholders. The Options were granted on December 15, 2006 with an exercise price, or “strike price,” of $199.84, the closing-price-per-share of the Common Stock on the NYSE on that date. 40% of these Options were vested on the grant date, with the remaining 60% generally vesting at the end of the 2009 fiscal year. These Options generally become exercisable in January 2010 and expire on November 25, 2016. Shares received on exercise of Options prior to January 2011 generally will not be transferable in any manner until January 2011. Non-vested Options are forfeited on termination of employment, except in certain cases such as “retirement.” Each Named Executive Officer currently meets the requirements for “retirement” under the Options. Upon termination of employment, vested Options granted in 2006 will remain exercisable generally until November 25, 2016. RSUs and Options, whether or not vested, may be forfeited in certain circumstances, such as if the holder’s employment is terminated for “cause.”

Stock from the grant date to the date the Options are exercised. Ultimately, the Committee also believes that these equity-based awards should provide a strong incentive for Restricted PCP Participants to continue to analyze management issues in terms of the effect those issues will have on Goldman Sachs as a whole, as opposed to the effect they might have on any particular Goldman Sachs business unit.

The Named Executive Officers received bonuses in cash and in equity-based awards as follows:

Named Executive Officer	Percent of Bonus Paid in Cash	Percent of Bonus Paid in the Form of Equity-Based Awards
Lloyd C. Blankfein	51%	49%
Gary Cohn	51%	49%
Jon Winkelried	51%	49%
David A. Viniar	51%	49%
John S. Weinberg	52%	48%
Henry M. Paulson, Jr.	100%	0%

PMD Discount Stock Program

PCP participants and Restricted PCP Participants, other than the Named Executive Officers, are able to acquire, with certain limitations and restrictions (including vesting and holding period requirements), RSUs under the Stock Incentive Plan at an effective 25% discount.

Compensation of the Chief Executive Officer

Determinations specific to Mr. Blankfein as Chief Executive Officer

Mr. Blankfein became our Chief Executive Officer on June 28, 2006. Prior to that, he was our President and Chief Operating Officer. Mr. Blankfein’s base annual salary for fiscal 2006 was $600,000, the same base salary provided to each other Restricted PCP Participant. In determining the ultimate amount of the bonus to be paid to Mr. Blankfein under the Restricted PCP, the Committee considered the evaluation of Mr. Blankfein’s performance by the Corporate Governance and Nominating Committee (each member of which also is a member of the Committee), as well as the firm’s outstanding performance for fiscal 2006 and Mr. Blankfein’s individual contribution to that performance. The Committee also considered competitive compensation practices, including an independently prepared analysis of Chief Executive Officer 2005 compensation at Fortune Magazine’s list of America’s 50 largest corporations and certain other corporations* and a tally sheet setting forth Mr. Blankfein’s compensation, benefits and certain other items, which was prepared internally. The tally sheet is set forth below:

*	The corporations included in this analysis were: Exxon Mobil Corporation, Wal-Mart Stores, Inc., General Motors Corporation, Chevron Corporation, Ford Motor Company, ConocoPhillips, General Electric Company, Citigroup Inc., American International Group, Inc., International Business Machines Corporation, Hewlett-Packard Company, Bank of America Corporation, Berkshire Hathaway Inc., The Home Depot, Inc., Valero Energy Corporation, McKesson Corporation, J.P. Morgan Chase & Co., Verizon Communications Inc., Cardinal Health, Inc., Altria Group, Inc., The Kroger Co., State Farm Insurance Companies, Marathon Oil Corporation, The Procter & Gamble Company, Dell Inc., The Boeing Company, AmerisourceBergen Corporation, Costco Wholesale Corporation, Target Corporation, Morgan Stanley, Pfizer Inc., Johnson & Johnson, Sears Holdings Corporation, Merrill Lynch & Co., Inc., MetLife, Inc., The Dow Chemical Company, UnitedHealth Group Incorporated, WellPoint Health Networks Inc., AT&T Inc., Time Warner Inc., Lowe’s Companies, Inc., United Technologies Corporation, United Parcel Service, Inc., Walgreen Co., Wells Fargo & Company, Albertson’s, Inc, Microsoft Corporation, Intel Corporation, Safeway Inc., Lehman Brothers Holdings Inc., and The Bear Stearns Companies Inc. Of these corporations, the following are included in the S&P Financial Index: Citigroup Inc., American International Group, Inc., Bank of America Corporation, J.P. Morgan Chase & Co., Morgan Stanley, MetLife, Inc., Merrill Lynch & Co., Inc., Wells Fargo & Company, Lehman Brothers Holdings Inc., and The Bear Stearns Companies Inc.

TALLY SHEET

Components of 2006 Compensation, Benefits and Perquisites

Lloyd C. Blankfein

Amount ($)
Cash Compensation
Base Salary	$600,000
Cash Bonus (Includes $24,000 Qualified Money Purchase Pension Plan Contribution)	$27,267,500

Equity-Based Compensation*
Restricted Stock Units (RSUs)	$15,679,500
•RSUs — 77,776
° Vested — 31,110
° Unvested — 46,666
Stock Options	$10,453,000
•Shares Underlying Options — 209,228
° Vested — 83,691
° Unvested — 125,537
•Exercise Price — $199.84

Total Compensation	$54,000,000

Retirement and Welfare Benefits
Life Insurance Premiums	$12,211
Firm Qualified Profit Sharing Plan Contribution	$5,000
Medical/Dental Benefit Premiums	$40,571
Long-Term Disability Insurance Premium	$1,094

Other Benefits and Perquisites
Financial Planning Services	$63,518
Car and Driver**	$198,388

Total Benefits and Perquisites	$320,782

Dividend Equivalents on All Prior Years’ Restricted Stock Units***	$402,582

Total	$54,723,364

*	For a description of some of the material terms of the RSU and Option awards see “Employment Contracts and Change in Control Arrangements,” footnotes (b) and (c) to the Summary Compensation Table, footnotes (a) and (b) to the Option Grants in the Last Fiscal Year table and the footnote to the “Mandatory Year-End Equity-Based Awards” section of this Report.

**	Mr. Blankfein was provided with a car and driver for security reasons; the amount above reflects the aggregate cost to Goldman Sachs without deducting costs attributable to business use.

***	All such dividend equivalent amounts were paid on outstanding RSUs that were granted and disclosed in prior fiscal years.

In fiscal 2006, the firm achieved record net revenues ($37.7 billion), record net earnings ($9.5 billion) and record diluted earnings per common share ($19.69 — an increase of 76% over 2005). Net revenues increased significantly in Investment Banking (53%), Trading and Principal Investments (52%) and Asset Management and Securities Services (36%). Moreover, Goldman Sachs’ return on average common shareholders’ equity was 32.8% (an increase of 11.0 percentage points over 2005) and its return on average tangible shareholders’ equity was 39.8% (an increase of 13.1 percentage points over 2005). For 2006, Goldman Sachs continued its leadership in global mergers and acquisitions, ranking first in both worldwide announced and completed mergers and acquisitions as well as in worldwide equity and equity-related offerings. The firm’s success throughout the year indicates Mr. Blankfein’s key role in accomplishing a seamless management transition. Mr. Blankfein’s compensation for fiscal 2006 is a reflection of his performance, and Goldman Sachs’ record performance, in fiscal 2006.

Determinations specific to Mr. Paulson

Mr. Paulson resigned from the firm effective June 28, 2006 in order to accept appointment as Secretary of the Treasury of the United States. In connection with his departure, on June 29, 2006 the Committee made a number of determinations regarding his 2006 compensation and the treatment of his previously granted equity-based awards.

Restricted PCP bonus. When a Restricted PCP Participant departs during a fiscal year, the Committee determines what, if any, bonus to pay the departing participant. In light of the firm’s record performance through Mr. Paulson’s departure date, the Committee determined Mr. Paulson should receive a cash bonus under the Restricted PCP related to his service as Chief Executive Officer through June 28. Accordingly, Mr. Paulson received a cash bonus of $18.7 million (one-half the value of his restricted stock and option awards in fiscal 2005).

Cash-Settlement of outstanding RSUs and Options; Restricted Common Stock. The Committee was advised that the Office of Government Ethics required Mr. Paulson to divest all of his interests in the firm in order to avoid actual or perceived conflicts of interest upon his becoming Secretary of the Treasury. Prior to the time of his departure, Mr. Paulson was the beneficial owner of 494,054 RSUs and 680,474 Options with exercise dates ranging from January 2004 to January 2009 and strike prices ranging from $78.87 to $131.64. In order to effectuate the liquidation of these RSUs and Options in a manner most efficient for the firm, the Committee authorized specified officers of Goldman Sachs, including the General Counsels and the Chief Financial Officer, to determine whether to cash-settle or merely accelerate delivery and exercisability of Mr. Paulson’s outstanding RSUs and Options. The authorized officers elected to cash-settle Mr. Paulson’s outstanding RSUs on June 30, 2006 at their fair market value and Options at their intrinsic value, in each case based on the closing price of Common Stock on June 29, 2006 ($152.20), the day prior to the cash-settlement date. As a result, Mr. Paulson received a cash payment of $110,086,998.

In addition, in accordance with the terms of the applicable Restricted Stock Agreement, Mr. Paulson’s 224,777 shares of restricted Common Stock became fully vested and the Committee approved the removal of transfer restrictions otherwise applicable until January 2009.

Repurchases and redemption of Goldman Sachs fund investments. Prior to his departure, Mr. Paulson and his wife held investments in a number of private equity and hedge funds managed by the firm. In order to avoid any actual or potential conflicts of interest due to the firm’s involvement with these funds and Mr. Paulson’s government service, the Committee determined that the firm should purchase these investments from Mr. Paulson and his wife at a price based on the net asset values of these investments. These purchases resulted in cash payments to Mr. Paulson and his wife in the aggregate amount of $45,972,540. In addition, Mr. Paulson’s wife redeemed her investment in a firm-managed hedge fund in accordance with the usual redemption provisions that are applicable to investments in this fund, which resulted in a total payment upon redemption of $5,455,830.

Deductibility of Compensation

Section 162(m) of the U.S. Internal Revenue Code places a limit on the tax deduction for compensation in excess of $1 million paid to certain “covered employees” of a publicly held corporation (generally, the corporation’s chief executive officer and its next four most highly compensated executive officers in the year that the compensation is paid). The Restricted PCP (which, as amended and restated, was approved by our shareholders at our Annual Meeting on March 31, 2006) is designed to assure that bonus compensation determined thereunder is considered qualified performance-based compensation within the meaning of Section 162(m). The Committee believes that tax deductibility is an important consideration in determining compensation for our executive officers. However, it retains the flexibility to pay compensation to senior executives based on other considerations if it believes that doing so is in the shareholders’ interests. For 2006, all bonuses paid under the Restricted PCP were considered qualified performance-based compensation within the meaning of Section 162(m).

Conclusion

The compensation programs implemented by the Committee are designed to permit the Committee to provide Restricted PCP Participants with total compensation that is linked to Goldman Sachs’ performance and to reinforce the alignment of employee and shareholder interests. At the same time, they are intended to provide the Committee with sufficient flexibility to assure that such compensation is appropriate to attract and retain these employees who, together with PCP participants, are vital to the continued success of Goldman Sachs, and to drive outstanding individual and firm-wide performance. We believe the programs met these objectives in fiscal 2006.

During fiscal 2006, the Committee performed all of its duties and responsibilities under the Compensation Committee Charter.

Compensation Committee:

James A. Johnson, Chair

Lord Browne of Madingley

John H. Bryan

Claes Dahlbäck

Stephen Friedman

William W. George

Rajat K. Gupta*

Lois D. Juliber

Edward M. Liddy

Dr. Ruth J. Simmons

*	Mr. Gupta joined the Committee on November 10, 2006.

Report of the Audit Committee

The Audit Committee is comprised of nine Non-Employee Directors and operates pursuant to a written Charter that was amended and restated in January 2006 and is available on our website at http://www.gs.com/shareholders/corporate_governance/. During fiscal 2006, the Committee held eleven meetings, including six executive sessions and five private sessions with each of management, the independent auditors and the Director of Internal Audit. The Chair of the Committee also had seven meetings with or including the Director of Internal Audit, five meetings with or including the Chief Financial Officer, the General Counsel and the Controller and two meetings with the Global Head of Compliance. The Committee’s primary purposes are to:

•	assist the Board of Directors in its oversight of:

°	the integrity of Goldman Sachs’ financial statements;

°	Goldman Sachs’ compliance with legal and regulatory requirements;

°	Goldman Sachs’ independent auditors’ qualifications, independence and performance;

°	the performance of Goldman Sachs’ internal audit function;

°	Goldman Sachs’ internal control over financial reporting; and

°	Goldman Sachs’ management of market, credit, liquidity and other financial and operational risks;

•

decide whether to appoint, retain or terminate Goldman Sachs’ independent auditors and to pre-approve all audit, audit-related, tax and other services, if any, to be provided by the independent auditors; and

•	prepare this Report.

The Committee also reviews and monitors the adequacy of structures, policies and procedures that have been developed to assure the integrity of research by Goldman Sachs’ investment research professionals.

The Board of Directors has determined, upon the recommendation of the Corporate Governance and Nominating Committee, that each member of the Committee is “independent” within the meaning of the rules of the NYSE and the SEC. The Board of Directors has also determined that each member is financially literate and has accounting or related financial management expertise, as such qualifications are defined under the rules of the NYSE, and is an “audit committee financial expert” within the meaning of the rules of the SEC.

Management is responsible for the preparation, presentation and integrity of Goldman Sachs’ financial statements, for its accounting and financial reporting principles and for the establishment and effectiveness of internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for performing an independent audit of the financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States), expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles and auditing management’s assessment of the effectiveness of internal control over financial reporting. The independent auditors have free access to the Committee to discuss any matters they deem appropriate.

In performing its oversight role, the Committee has considered and discussed the audited financial statements with management and the independent auditors. The Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. The Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and has discussed with the auditors the auditors’ independence. All non-audit services performed by the independent auditors are specifically pre-approved by the Committee or a member thereof.

During fiscal 2006, the Committee performed all of its duties and responsibilities under the Audit Committee Charter. In addition, based on the reports and discussions described in this Report, the Committee recommended to the Board of Directors that the audited financial statements of Goldman Sachs for fiscal 2006 be included in its Annual Report on Form 10-K for such fiscal year.

Audit Committee:

Lord Browne of Madingley, Chair

John H. Bryan

Claes Dahlbäck

Stephen Friedman

William W. George

Rajat K. Gupta*

James A. Johnson

Lois D. Juliber

Edward M. Liddy

*	Mr. Gupta joined the Committee on November 10, 2006.

Report of the Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee is comprised of all of Goldman Sachs’ Non-Employee Directors and operates pursuant to a written Charter that was amended and restated in January 2007, and is available on the Goldman Sachs website at http://www.gs.com/shareholders/corporate_governance/. During fiscal 2006, the Committee met five times. In addition, Mr. Bryan, the Chair of the Committee, met eight times with the Secretary of the Board of Directors. The Committee’s primary purposes are to:

•

recommend individuals to the Board of Directors for nomination, election or appointment as members of the Board of Directors and its committees, consistent with the criteria set forth in Goldman Sachs’ Corporate Governance Guidelines;

•	oversee the evaluation of the performance of the Board of Directors and Goldman Sachs’ Chief Executive Officer;

•	review and concur in the succession plans for Goldman Sachs’ Chief Executive Officer and other members of senior management; and

•

take a leadership role in shaping the corporate governance of Goldman Sachs, including developing, recommending to the Board of Directors and reviewing on an ongoing basis the corporate governance principles and practices that apply to Goldman Sachs.

The Committee continually considers corporate governance best practices. In September 2006, at the recommendation of the Committee, the Board of Directors approved certain amendments to the Goldman Sachs Corporate Governance Guidelines to clarify the presiding director’s responsibilities. The Guidelines now provide that the presiding director will facilitate communications between the Non-Employee Directors and the Chairman and Chief Executive Officer; advise the Chairman and Chief Executive Officer of decisions reached and suggestions made at meetings of the Non-Employee Directors; and review agendas for Board meetings and meetings of the Non-Employee Directors. See http://www.gs.com/shareholders/corporate_governance/.

This past year the Committee carefully considered the desirability of majority voting for uncontested director elections and determined that this practice would be appropriate for Goldman Sachs and consistent with corporate governance best practices. In December 2006, at the recommendation of the Committee, the Board of Directors amended Goldman Sachs’ By-laws to provide that, absent a significant reason to the contrary, the Board should accept the resignation of any director that does not receive a majority vote. See http://www.gs.com/shareholders/corporate_governance/.

In connection with the retirement of Mr. Paulson, the Committee considered the need to appoint additional members of management to the Board of Directors. The Committee determined that adding Messrs. Cohn and Winkelried to the Board would provide the Board with a broader view of Goldman Sachs’ businesses and would assist the Board in considering succession issues. As a result, the Committee recommended to the Board, and the Board approved, the election of Messrs. Cohn and Winkelried to the Board.

Also in connection with the retirement of Mr. Paulson, the Committee considered the need to elect as Mr. Paulson’s successor an individual who could provide Goldman Sachs with the leadership it requires in order to achieve its business objectives. The Committee determined that, in light of his demonstrated leadership and managerial skills and his knowledge of Goldman Sachs, Mr. Blankfein was the best candidate to succeed Mr. Paulson. As a result, the Committee recommended to the Board, and the Board approved, the election of Mr. Blankfein as the Chairman and Chief Executive Officer of Goldman Sachs. Another integral component of this succession plan was the recommendation by the Committee, and approval by the Board, of the appointment of Messrs. Cohn and Winkelried to succeed Mr. Blankfein as President and Co-Chief Operating Officers and the appointment of Mr. Weinberg as a Vice Chairman of Goldman Sachs. The Committee’s recommendations were based on their operational and leadership skills, as well as their extensive experience at Goldman Sachs across a wide variety of businesses and geographies.

As part of its on-going consideration of potential candidates for membership on the Board of Directors, the Committee became aware that Mr. Gupta might be a potential candidate. Due to Mr. Gupta’s broad international experience, the Committee recommended to the Board, and the Board approved, Mr. Gupta’s appointment to the Board in November 2006.

The Committee conducted an evaluation of its own performance as well as the performance of both the Board of Directors and Goldman Sachs’ Chief Executive Officer during fiscal 2006, as is required annually by the Committee Charter. In connection with its evaluation of the Chief Executive Officer, the Committee also reviewed both the long-term and emergency succession plans for the Chief Executive Officer.

The Committee recommended to the Board of Directors, and the Board of Directors determined, that each of the Non-Employee Directors is “independent” within the meaning of the rules of the NYSE and, in the case of Audit Committee members, the rules of both the NYSE and the SEC. In addition, the Committee recommended to the Board of Directors, and the Board of Directors determined, that none of the members of the Committee or the Compensation Committee received, directly or indirectly, any consulting, advisory or other compensatory fees that would be prohibited under the SEC’s audit committee independence standards.

During fiscal 2006, the Committee performed all of its duties and responsibilities under the Corporate Governance and Nominating Committee Charter.

Corporate Governance and Nominating Committee:

John H. Bryan, Chair

Lord Browne of Madingley

Claes Dahlbäck

Stephen Friedman

William W. George

Rajat K. Gupta*

James A. Johnson

Lois D. Juliber

Edward M. Liddy

Ruth J. Simmons

*	Mr. Gupta joined the Committee on November 10, 2006.

Beneficial Ownership of Directors and Executive Officers

The following table contains certain information regarding beneficial ownership of our Common Stock by each current director and each Named Executive Officer (other than Mr. Paulson) as well as by all such directors, Named Executive Officers (other than Mr. Paulson) and other current executive officers as a group. All share information is provided as of the close of business on January 26, 2007.

Number of Shares of Common Stock Beneficially Owned (a)(b)
Lloyd C. Blankfein (c)	2,601,194
Gary D. Cohn (c)	1,219,661
Jon Winkelried (c)	2,114,894
David A. Viniar (c)	1,312,130
John S. Weinberg (c)	1,301,467
Lord Browne of Madingley	25,300
John H. Bryan	43,627
Claes Dahlbäck	18,747
Stephen Friedman	51,767
William W. George	67,804
Rajat K. Gupta	2,283
James A. Johnson	50,941
Lois D. Juliber	9,438
Edward M. Liddy	23,759
Ruth J. Simmons	28,146
All directors, Named Executive Officers and other executive officers as a group (20 persons) (d)	12,139,023

(a)	For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, pursuant to which a person or group of persons is deemed to have “beneficial ownership” of any shares of Common Stock that such person has the right to acquire within 60 days of the date of determination. In light of the nature of fully vested RSUs and fully vested Options, we have also included in this table shares of Common Stock underlying fully vested RSUs and fully vested Options (without giving effect to accelerated vesting that might result upon retirement of the executive officers). For purposes of computing the percentage of outstanding shares of Common Stock held by each person or group of persons named above, any shares which such person or persons has the right to acquire within 60 days (as well as the shares of Common Stock underlying fully vested RSUs and fully vested Options) are deemed to be outstanding but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

The shares of Common Stock underlying fully vested RSUs included in the table are as follows: Mr. Blankfein — 116,299; Mr. Cohn — 134,077; Mr. Winkelried — 119,852; Mr. Viniar — 75,633; Mr. Weinberg — 66,451; Lord Browne — 23,906; Mr. Bryan — 18,074; Mr. Dahlbäck — 12,923; Mr. Friedman — 5,767; Mr. George — 12,599; Mr. Gupta — 283; Mr. Johnson — 15,406; Ms. Juliber — 9,438; Mr. Liddy — 14,934; Dr. Simmons — 20,146; and all directors, Named Executive Officers and other executive officers as a group — 868,168. The shares of Common Stock underlying fully vested Options included in the table are as follows: Mr. Blankfein — 580,266; Mr. Cohn — 552,832; Mr. Winkelried — 561,583; Mr. Viniar — 333,346; Mr. Weinberg — 287,961; Mr. Bryan — 22,500; Mr. Dahlbäck — 5,824; Mr. George — 10,205; Mr. Johnson — 33,000; Dr. Simmons — 8,000; and all directors, Named Executive Officers and other executive officers as a group — 3,288,346. In addition, the number and the aggregate value of shares of Common Stock underlying all RSUs (including RSUs granted for fiscal 2006 compensation, and the fully vested RSUs that are included in the table and set forth above) held by each of the Named Executive Officers (other than Mr. Paulson) as of November 24, 2006, our fiscal year end, determined based on the closing price-per-share of the Common stock on the NYSE on November 24, 2006 ($201.60), are as follows: Mr. Blankfein — 387,454 shares, $78,110,726; Mr. Cohn — 433,673 shares, $87,428,477; Mr. Winkelried — 388,394 shares, $78,300,230; Mr. Viniar — 243,432 shares, $49,075,891; and Mr. Weinberg — 222,251 shares, $44,805,802.

(b)	Except as discussed in footnotes (c) and (d) below, all directors, Named Executive Officers and other executive officers have sole voting power and sole dispositive power over all shares of Common Stock beneficially owned by them. No individual director, Named Executive Officer or other executive officer beneficially owned in excess of 1% of the outstanding Common Stock. The group consisting of all directors, Named Executive Officers and other executive officers beneficially owned as of January 26, 2007 approximately 2.9% of the outstanding shares of Common Stock (1.9% not including fully vested RSUs and fully vested Options).

(c)	Excludes any shares of Common Stock subject to the Shareholders’ Agreement that are owned by other parties to the Shareholders’ Agreement. While each of our Named Executive Officers (other than Mr. Paulson) is a party to the Shareholders’ Agreement and each of Messrs. Blankfein, Cohn and Winkelried is a member of the Shareholders’ Committee, each such Named Executive Officer disclaims beneficial ownership of the shares of Common Stock subject to the Shareholders’ Agreement, other than those specified above for each such person individually. See “Voting Instructions and Information” for a discussion of the Shareholders’ Agreement.

Includes shares of Common Stock beneficially owned by certain estate planning vehicles of our Named Executive Officers, as follows: Mr. Blankfein — 476,187; Mr. Cohn — 109,075; Mr. Winkelried — 642,458; and Mr. Viniar — 25,000.

Includes shares beneficially owned by certain trusts, the sole beneficiaries of which are immediate family members of the Named Executive Officers, as follows: Mr. Blankfein — 113,511; Mr. Cohn — 4,732; Mr. Viniar — 4,000; and Mr. Weinberg — 5,169. Each Named Executive Officer disclaims beneficial ownership of these shares.

Includes shares of Common Stock beneficially owned by the private charitable foundations of certain of our Named Executive Officers, as follows: Mr. Blankfein — 18,919; Mr. Cohn — 47,500; Mr. Winkelried — 34,261; Mr. Viniar — 40,000; and Mr. Weinberg — 102,528. Each Named Executive Officer disclaims beneficial ownership of these shares.

(d)	Each current executive officer is a party to the Shareholders’ Agreement and each disclaims beneficial ownership of the shares of Common Stock subject to the Shareholders’ Agreement that are owned by other parties to the Shareholders’ Agreement.

Includes an aggregate of 1,508,740 shares of Common Stock beneficially owned by the estate planning vehicles of certain of our executive officers (including Named Executive Officers).

Includes an aggregate of 167,734 shares beneficially owned by certain trusts, the sole beneficiaries of which are immediate family members of our executive officers (including Named Executive Officers). Each such executive officer disclaims beneficial ownership of these shares.

Includes an aggregate of 303,432 shares of Common Stock beneficially owned by the private charitable foundations of certain of our executive officers (including Named Executive Officers). Each such executive officer disclaims beneficial ownership of these shares.

Each of the Named Executive Officers (other than Mr. Paulson) is required under the terms of our Shareholders’ Agreement to remain the beneficial owner of at least 75% of most equity-based awards he receives under our Stock Incentive Plan since becoming a senior executive officer (not including any shares received in connection with Goldman Sachs’ initial public offering, or as a result of any acquisition by Goldman Sachs, and less allowances for the payment of any exercise price and taxes).

Beneficial Owners of More Than Five Percent

Based on filings made under Section 13(d) and Section 13(g) of the Securities Exchange Act of 1934, as amended, as of January 26, 2007, the only persons known by us to be beneficial owners of more than 5% of our Common Stock were as follows:

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned		Percent of Class
Parties to Shareholders’ Agreement c/o The Goldman Sachs Group, Inc. 85 Broad Street New York, New York 10004	39,115,197	(a)	9.2%

Barclays Global Investors, N.A. and other related entities 45 Fremont Street San Francisco, CA 94105	24,590,988	(b)	5.8%

(a)	Each person who is a party to the Shareholders’ Agreement disclaims beneficial ownership of the shares subject to the Shareholders’ Agreement owned by any other party to the agreement. As of January 26, 2007, 22,557,248 of the outstanding shares of Common Stock that are held by parties to the Shareholders’ Agreement are subject to the voting provisions of the Shareholders’ Agreement. See “Voting Instructions and Information — How is voting affected by shareholders who participate in certain Goldman Sachs Partner Compensation plans?”

(b)	Based on a Schedule 13G filed January 23, 2007 by Barclays Global Investors, N.A., Barclays Global Fund Advisors, Barclays Global Investors, Ltd, Barclays Global Investors Japan Trust and Banking Company Limited and Barclays Global Investors Japan Limited (the “Barclays Schedule 13G”). According to the Barclays Schedule 13G, in aggregate, the Barclays entities hold sole voting power over 21,596,892 shares of Common Stock and sole dispositive power over 24,590,988 shares of Common Stock.

Item 2.	Ratification of Selection of Independent Auditors

The Audit Committee of the Board of Directors has selected PricewaterhouseCoopers LLP as our independent auditors for our fiscal year ending November 30, 2007. We are submitting the selection of independent auditors for shareholder ratification at the Annual Meeting.

A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from shareholders.

Our organizational documents do not require that our shareholders ratify the selection of PricewaterhouseCoopers LLP as our independent auditors. We are doing so (as we have done in prior years) because we believe it is a matter of good corporate practice. If our shareholders do not ratify the selection, the Audit Committee will reconsider whether to retain PricewaterhouseCoopers LLP, but still may retain them. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of Goldman Sachs and its shareholders.

The Audit Committee, or a designated member thereof, approves in advance all audit and any non-audit service rendered by PricewaterhouseCoopers LLP to Goldman Sachs and its consolidated subsidiaries.

Fees Paid to Independent Auditors

The following table shows information about fees paid by Goldman Sachs and its consolidated subsidiaries to PricewaterhouseCoopers LLP.

	2006 ($ in millions)	Percent of 2006 Services Approved by Audit Committee	2005 ($ in millions)	Percent of 2005 Services Approved by Audit Committee
Audit fees	$43.4	100%	$35.1	100%
Audit-related fees (a)	$ 3.3	100%	$ 2.4	100%
Tax fees (b)	$ 2.6	100%	$ 2.8	100%
All other fees	—	—	—	—

(a)	Audit-related fees include attest services not required by statute or regulation and employee benefit plan audits.

(b)	Tax fees include tax return preparation, tax advice relating to transactions, consultation on tax matters, and other tax planning and advice.

PricewaterhouseCoopers LLP also provides services to certain merchant banking and similar funds managed by subsidiaries of Goldman Sachs. Fees paid to PricewaterhouseCoopers LLP by these funds were $19.2 million in 2006 and $14 million in 2005. All of these fees related to audit and tax services.

Directors’ Recommendation

The Board of Directors unanimously recommends a vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for our fiscal year ending November 30, 2007. Unless a contrary choice is specified, proxies solicited by the Board of Directors will be voted FOR ratification of the appointment.

Item 3.	Shareholder Proposal Requesting a Report on Charitable Donations

In accordance with the rules of the SEC, we have set forth below a shareholder proposal, along with the supporting statement of the shareholder proponent, for which Goldman Sachs and the Board of Directors accept no responsibility. The shareholder proposal is required to be voted upon at the Annual Meeting only if properly presented at the Annual Meeting by the shareholder proponent. As explained below, the Board of Directors unanimously recommends that you vote AGAINST the shareholder proposal.

The National Legal and Policy Center (“NLPC”), 107 Park Washington Court, Falls Church, Virginia 22046, owner of 27 shares of Common Stock, is the proponent of the following shareholder proposal. NLPC has informed us that it intends to present the proposal and related supporting statement at the Annual Meeting.

Resolved: The shareholders request that the Company provide a report updated semi-annually, omitting proprietary information and at reasonable cost, disclosing the Company’s:

1.	Policies and procedures for charitable contributions (both direct and indirect) made with corporate assets;

2.	Monetary and non-monetary contributions made to non-profit organizations operating under Section 501(c)(3) and 501(c)(4) of the Internal Revenue Code, and any other public or private charitable organizations;

3.	Rationale for each of the charitable contributions.

To the extent reasonable and permissible, the report may include the type of information requested above for charities and foundations controlled or managed by the Company, such as the Goldman Sachs Charitable Fund, Goldman Sachs Foundation and Goldman Sachs Philanthropy Fund.

This report may be posted on the Company’s website to reduce costs to shareholders.

Supporting Statement:

Goldman Sachs’ assets belong to its shareholders. The expenditure or distribution of corporate assets, including charitable contributions, should be consistent with shareholder interests. Accordingly, the Company’s rationale for charitable contributions should be disclosed to shareholders.

Company executives exercise wide discretion over the use of corporate assets for charitable purposes. Absent a system of transparency and accountability for charitable contributions, Company executives may use Company assets for objectives that are not shared by and may be inimical to the interests of the Company and its shareholders.

In 2002, Goldman Sachs acquired 680,000 acres located in Tierra del Fuego, Chile and other assets for approximately $60 million through a distressed debt auction. After selling the other assets, Goldman donated the land to Goldman Sachs Charitable Foundation which, in turn, donated the land to the Wildlife Conservation Society. According to tax forms, Goldman valued the land at $35 million, presumably taking a tax deduction in that amount.

The Government of Chile had valued the land at $100 million. Bellevue, Washington-based Trillium Corporation, the owner of the land prior to the debt auction, had planned to develop the land through a sustainable forestry project, and had hoped to generate revenues of an estimated $150 million per year in perpetuity.

After acquiring the land, Goldman could have helped Trillium develop the land, thereby potentially earning a substantial profit for Goldman shareholders. Instead, Goldman donated the land to a charity that was affiliated with the son of then-Goldman chairman and CEO Henry M. Paulson, Jr.

Instead of substantially profiting in perpetuity from sustainable development of the land, shareholders may have received, at most, the relatively meager benefit of a one-time $35 million tax deduction.

Goldman continues to contribute more than a million dollars annually for maintenance of the land.

Current disclosure is insufficient to allow the Company’s Board and its shareholders to fully evaluate the charitable use of corporate assets, especially for controversial causes. Details of contributions only sometimes become known when publicized by recipients. For instance, Company sponsorship of the 2006 Rainbow/PUSH Wall Street conference was disclosed in the conference program.

“If you AGREE, please mark your proxy FOR this resolution.”

Directors’ Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THE SHAREHOLDER PROPOSAL.

Goldman Sachs takes very seriously its responsibility to the communities in which its people work and live and recognizes the important role it can play in the global community as well. Goldman Sachs seeks to help its people fulfill the firm’s commitments through volunteer endeavors, financial support and partnerships with nonprofit organizations worldwide. The firm has communicated on its public website and elsewhere details regarding the firm’s initiatives and the opportunities it offers to its people to enable them to effect positive change in their communities. Goldman Sachs believes charitable giving is of great importance, and as a result the firm recently increased its public disclosure to provide additional information regarding its charitable giving, including the aggregate amount of 2006 contributions to non-profit organizations and the percentage of this amount that was contributed in 2006 by focus area. The Board of Directors believes that sufficient information about Goldman Sachs’ charitable giving program is already publicly available on the Goldman Sachs public website at http://www.gs.com/our_firm/our_culture/corporate_citizenship. The proposed report would require Goldman Sachs to incur unnecessary additional expense for duplicative record-keeping and reporting without providing any meaningful additional information to our shareholders.

The Board of Directors unanimously recommends a vote AGAINST the shareholder proposal. Unless a contrary choice is specified, proxies solicited by the Board of Directors will be voted AGAINST the shareholder proposal.

Item 4.	Shareholder Proposal Requesting a Sustainability Report

In accordance with the rules of the SEC, we have set forth below a shareholder proposal, along with the supporting statement of the shareholder proponent, for which Goldman Sachs and the Board of Directors accept no responsibility. The shareholder proposal is required to be voted upon at the Annual Meeting only if properly presented at the Annual Meeting by the shareholder proponent. As explained below, the Board of Directors unanimously recommends that you vote AGAINST the shareholder proposal.

The Free Enterprise Action Fund (the “FEAF”), 12309 Briarbush Lane, Potomac, Maryland, 20854, owner of 223 shares of Common Stock, is the proponent of the following shareholder proposal. The FEAF has informed us that it intends to present the proposal and related supporting statement at the Annual Meeting:

Resolved: The shareholders request that the Board of Directors prepare by October 2007, at reasonable expense and omitting proprietary information, a Sustainability Report. The report may include:

1.	Goldman’s operating definition of sustainability;

2.	A review of current Goldman policies, practices and projects related to social, environmental and economic sustainability; and

3.	A summary of long-term plans to integrate sustainability objectives with Goldman’s operations.

Supporting Statement:

Goldman’s past actions appear inconsistent with its own Environment Policy, which states: “We can make a significant positive contribution to…sustainable forestry…through market-based solutions;”

and “In pursuing (sustainability) we will not stray from our central business objective of creating long-term value for our shareholders…”

Goldman justified its much-touted 2004 donation of 680,000 acres of forest land in Tierra del Fuego, Chile to an environment group by stating, “…the best way to maximize the value of the land was to purchase it for conservation.” The facts indicate this is not so.

Prior to Goldman’s intervention, the Chilean land was the site of a sustainable forestry plan regarded by experts as highly innovative, pro-environment, and unprecedented in both scale and promise. The land owner, U.S.-based Trillium Corporation, had rescued it from clear-cutting and was committed to preserving 70% of the land for conservation while generating revenues of up to $150 million/year in perpetuity by developing the remainder.

The project was nonetheless vigorously opposed by various “deep ecology” activist groups, who oppose even minimal development of natural resources. A 9-year long activist-forced delay and subsequent collapse of Trillium’s lender made the lands vulnerable to takeover at a distressed debt auction. Goldman aggressively outbid Trillium for the notes secured by the land.

Though Goldman initially represented to Trillium that it would permit the project to continue, Goldman sued Trillium and took the land in settlement. Upon advice from The Nature Conservancy, Goldman then donated the land to the Wildlife Conservation Society for the purpose of creating a nature preserve. Then-Goldman CEO Hank Paulson was chairman of the Nature Conservancy at that time. Paulson’s son was a WCS official.

Colgate University researchers subsequently concluded that Goldman’s donation to WCS was a less desirable outcome than Trillium’s project since it deprived the world of a pioneering and much-needed example of large-scale sustainable development and because it would have considerably helped the depressed local economy. (Geoforum, July 2006).

The researchers said the Goldman/WCS nature preserve outcome was at least partially based on a faulty, if not false, rationale – long touted by anti-development opponents of Trillium’s project – that ecotourism was a suitable sustainable development option for the land and surrounding communities. The researchers noted that claims about ecotourism as a sustainable development option are often used by environmental groups that are also vying for control of targeted lands.

Goldman shareholders expect that sustainable development projects involving the company will benefit both shareholders and the environment as promised by company policy. Goldman’s Tierra del Fuego land transactions failed to accomplish either objective.

“If you AGREE, please mark your proxy FOR this resolution.”

Directors’ Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THE SHAREHOLDER PROPOSAL.

The Board of Directors believes that Goldman Sachs has appropriate policies and practices concerning social, environmental and economic issues, and publicly discloses such policies and practices. Information about the corporate initiatives that Goldman Sachs sponsors and engages in is currently available on the Goldman Sachs public website at http://www.gs.com/our_firm/our_culture/corporate_citizenship. With respect to environmental issues, Goldman Sachs has adopted its Environmental Policy Framework founded on the belief that a healthy environment is necessary not only for the well-being of society but also for Goldman Sachs’ people and its business. Goldman Sachs’ environmental initiative report (at http://www.gs.com/our_firm/our_culture/corporate_citizenship/environmental_policy_framework) provides an update on the various environmental initiatives that Goldman Sachs has implemented or has committed to implement. A “Sustainability Report” would not provide any meaningful additional information to Goldman Sachs shareholders.

The Board of Directors unanimously recommends a vote AGAINST the shareholder proposal. Unless a contrary choice is specified, proxies solicited by the Board of Directors will be voted AGAINST the shareholder proposal.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership of, and transactions in, our equity securities with the SEC. Such directors, executive officers and shareholders are also required to furnish us with copies of all Section 16(a) reports they file. Purchases and sales of our equity securities by such persons are published on our website at http://www.gs.com/shareholders/.

Based on a review of the copies of such reports, and on written representations from our reporting persons, we believe that all Section 16(a) filing requirements applicable to our directors, executive officers and shareholders were complied with during fiscal 2006.

Incorporation by Reference

To the extent that this Proxy Statement is incorporated by reference into any other filing by Goldman Sachs under the Securities Act of 1933 or the Securities Exchange Act of 1934, the sections of this Proxy Statement entitled “Report of the Compensation Committee on Executive Compensation,” “Report of the Corporate Governance and Nominating Committee,” “Report of the Audit Committee” (to the extent permitted by the rules of the SEC) and “Stock Price Performance,” as well as Annex A to this Proxy Statement, will not be deemed incorporated, unless specifically provided otherwise in such filing.

Other Business

At the date hereof, there are no other matters that the Board intends to present, or has reason to believe others will present, at the Annual Meeting. If other matters come before the Annual Meeting, the persons named in the accompanying form of proxy will vote in accordance with their best judgment with respect to such matters.

Shareholder Proposals for 2008 Annual Meeting of Shareholders

Shareholders who, in accordance with the SEC’s Rule 14a-8, wish to present proposals for inclusion in the proxy materials to be distributed by us in connection with our 2008 Annual Meeting of Shareholders must submit their proposals to our Secretary on or before October 24, 2007. As the rules of the SEC make clear, simply submitting a proposal does not guarantee its inclusion.

In accordance with our By-laws, for a matter not included in our proxy materials to be properly brought before the 2008 Annual Meeting of Shareholders, a shareholder’s notice of the matter the shareholder wishes to present must be delivered to John F. W. Rogers, Secretary of the Board of

Directors, at The Goldman Sachs Group, Inc., 85 Broad Street, 30th Floor, New York, New York 10004, not less than 90 nor more than 120 days prior to the first anniversary of the 2007 Annual Meeting of Shareholders. As a result, any notice given by or on behalf of a shareholder pursuant to these provisions of our By-laws (and not pursuant to the SEC’s Rule 14a-8) must be received no earlier than November 28, 2007 and no later than December 28, 2007.

Shareholder Recommendations for Director Candidates

The Corporate Governance and Nominating Committee will consider candidates recommended by shareholders. The policy of the Corporate Governance and Nominating Committee is to consider candidates recommended by shareholders in the same manner as other candidates. Shareholders who wish to submit director candidates for consideration by the Corporate Governance and Nominating Committee for election at our 2008 Annual Meeting of Shareholders may do so by submitting in writing such candidates’ names, in compliance with the procedures and along with the other information required by our By-laws, to John F. W. Rogers, the Secretary of our Board of Directors, at The Goldman Sachs Group, Inc., 85 Broad Street, 30th Floor, New York, New York 10004 between November 27, 2007 and December 27, 2007.

Important Notice Regarding Delivery of Shareholder Documents

In accordance with a notice sent to certain street name shareholders of Common Stock who share a single address, only one copy of this Proxy Statement and our 2006 Annual Report is being sent to that address unless we received contrary instructions from any shareholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if any shareholder residing at such an address wishes to receive a separate copy of this Proxy Statement or our 2006 Annual Report, he or she may contact us at The Goldman Sachs Group, Inc., 85 Broad Street, 17th Floor, New York, New York 10004, Attn: Investor Relations, telephone: 212-902-0300, e-mail: gs-investor-relations@gs.com, and we will deliver those documents to such shareholder promptly upon receiving the request. Any such shareholder may also contact Beverly O’Toole, Assistant Secretary, at One New York Plaza, 37th Floor, New York, New York 10004, telephone: 212-357-1584, e-mail: beverly.otoole@gs.com, if he or she would like to receive separate proxy statements and annual reports in the future. If you are receiving multiple copies of our annual report and proxy statement, you may request householding in the future by contacting our Assistant Secretary.

Policies on Reporting of Concerns Regarding Accounting and Other Matters and on Communicating with Non-Employee Directors

We have adopted policies on reporting of concerns regarding accounting and other matters and on communicating with our Non-Employee Directors. Any person, whether or not an employee, who has a concern about the conduct of Goldman Sachs or its subsidiaries or affiliates, or any of our people, including with respect to our accounting, internal accounting controls or auditing issues, may, in a confidential or anonymous manner, communicate that concern to Sheldon Raab of the law firm of Fried, Frank, Harris, Shriver & Jacobson LLP, our designated external contact for these purposes. Mr. Raab will then communicate the concern to the Audit Committee or the Non-Employee Directors, as appropriate. Mr. Raab’s telephone number is 212-859-8090 and his e-mail and mailing addresses for these purposes are raabsh@friedfrank.com and Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, New York 10004, respectively. Any interested party, whether or not an employee, who wishes to communicate directly with our presiding director, or with our Non-Employee Directors as a group, also may contact Mr. Raab using one of the above methods. The full text of our Policy on Reporting of Concerns Regarding Accounting and Other Matters is available on our website at http://www.gs.com/shareholders/.

Voting Via the Internet or by Telephone

Provision has been made for you to vote your shares of Common Stock via the Internet or by telephone. You may also vote your shares by mail. Please see “How do I vote?” and the proxy card or voting instruction form accompanying this Proxy Statement for specific instructions on how to cast your vote by any of these methods.

The Internet and telephone voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to give their voting instructions and to confirm that shareholders’ instructions have been recorded properly. We have been advised that the Internet and telephone voting procedures that have been made available to you are consistent with the requirements of applicable law. Shareholders voting via the Internet and by telephone should understand that there may be costs associated with voting in these manners, such as usage charges from Internet access providers and telephone companies, that must be borne by the shareholder.

By Order of the Board of Directors,

Beverly L. O’Toole

Assistant Secretary

New York, New York

Dated: February 21, 2007

Annex A

Amended and Restated as of January 2006

Policy Regarding Director Independence Determinations

The Board of Directors (the “Board”) of The Goldman Sachs Group, Inc. (together with its consolidated subsidiaries, the “Company”) will determine which of its members are independent for purposes of the NYSE rules on an annual basis at the time the Board approves director nominees for inclusion in the proxy statement issued in connection with the annual meeting of shareholders and, if a director is appointed to the Board between annual meetings, at the time of such appointment. The Board may determine a director to be independent only if the Board affirmatively determines that the director has no material relationship with the Company (either directly or as a director, partner, shareholder and/or officer of an organization that has a relationship with the Company).

The Board, pursuant to the recommendation of the Corporate Governance and Nominating Committee, has established the following standards to assist it in determining independence. Multiple relationships or transactions that individually are deemed immaterial under one or more standards shall not be deemed collectively to create a material relationship that would cause the director not to be independent. However, if a director has a relationship that violates any standard in Paragraphs A or C, then that director will not be considered independent, regardless of whether the relationship would otherwise be deemed not material by any other standard. In the context of the other standards, the fact that a particular relationship or transaction either is not addressed or exceeds the thresholds shall not create a presumption that the director is or is not independent. In that case, the Board will determine whether, after taking into account all relevant facts and circumstances, relationships or transactions that are not addressed or that exceed the thresholds are, in the Board’s judgment, material, and therefore whether the affected director is independent. The Company will explain in its next annual proxy statement for the election of directors the basis for any Board determination that any such relationship or transaction was not material.

Employment/Other Compensation

A.	A director will not be considered independent if:

Employment by the Company

1.	such director is or has been within the last three years an employee, or has an immediate family member (as defined below) who is or has been within the last three years an executive officer (as defined below) of, the Company (other than, with respect to such director, an interim Chairman, CEO or other executive officer);

Direct Compensation from the Company

2.	such director has received during any twelve-month period within the last three years, or has an immediate family member who has received during any twelve-month period within the last three years, more than $100,000 in direct compensation from the Company, not including (A) director and committee fees and pension or other forms of deferred compensation for prior service (provided that such compensation is not in any way contingent on continued service); (B) with respect to such director, compensation received for former service as an interim Chairman, CEO or other executive officer; and (C) with respect to an immediate family member, compensation received for service as an employee of the Company (other than an executive officer);

Employment by the Company’s Internal or External Auditor

3.	(A) such director or an immediate family member is a current partner of the Company’s present internal or external auditor; (B) such director is a current employee of such a firm; (C) such director has an immediate family member who is a current employee of such a firm and participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (D) such director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company’s audit within that time; or

Compensation Committee Interlocks

4.	such director or an immediate family member is or has been within the last three years employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee.

Director Fees

B.	The receipt by a director of director and committee fees, including regular benefits received by other directors, and pension or other forms of deferred compensation for prior service (provided that such compensation is not in any way contingent on continued service), from the Company shall not be deemed to be a material relationship or transaction that would cause such director not to be independent.

Transactions and Other Business Relationships

Payments for Property or Services by Director-Affiliated Entity

C.	A director will not be considered independent if such director is a current employee of, or has an immediate family member who is a current executive officer of, a company or tax-exempt organization that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years of such other company or organization, exceeds the greater of $1 million or 2% of such other company’s or organization’s consolidated gross revenues.

D.	A relationship arising solely from a director’s status as an executive officer, employee or equity owner of a company that has made payments to or received payments from the Company shall not be deemed a material relationship or transaction that would cause a director not to be independent so long as the payments made or received during such other company’s last three fiscal years are not in excess of the greater of $1 million or 2% of such other company’s consolidated gross revenues for such other company’s fiscal year in which the payments were made.

Director Interests in Parties Transacting with the Company

E.	A relationship arising solely from a director’s ownership of an equity or limited partnership interest in a party that engages in a transaction with the Company shall not be deemed a material relationship or transaction that would cause a director not to be independent so long as such director’s ownership interest does not exceed 5% of the total equity or partnership interests in that other party.

Directors of Companies Transacting with the Company

F.	A relationship arising solely from a director’s position as a director or advisory director (or similar position) of another company or tax-exempt organization that engages in a transaction with the Company shall not be deemed a material relationship or transaction that would cause a director not to be independent.

Banking or Financial Relationships between Director-Affiliated Entities and the Company

G.	An extension of credit to, underwriting securities of, or entering into a derivative or commodity transaction or other banking or financial relationship with, a company or tax-exempt organization of which a director is an executive officer shall not be deemed a material relationship or transaction that would cause a director not to be independent if such loan, underwriting, derivative or commodity transaction or other relationship is made or extended on terms and under circumstances, including credit or underwriting standards, that are substantially similar to those prevailing at the time for companies with which the Company has a comparable relationship and that do not have a director of the Company serving as executive officer.

Director Affiliations with Tax-Exempt Organizations That Transact Business with the Company

H.	A relationship arising solely from a director’s affiliation with a tax-exempt organization that has a transaction or other financial relationship with the Company (other than payments covered by Paragraph C and contributions covered by Paragraph I) shall not be deemed a material relationship or transaction that would cause a director not to be independent so long as such transaction or relationship is on substantially the same terms as those prevailing at the time for similarly-situated organizations that do not have an affiliation with a director of the Company.

Contributions to Tax-Exempt Organizations

I.	A relationship arising solely from a director’s affiliation with a tax-exempt organization that receives contributions from the Company (directly or through The Goldman Sachs Foundation or a similar organization established by the Company) shall not be deemed a material relationship or transaction that would cause a director not to be independent so long as such contributions (other than employee matching contributions) for a particular fiscal year are not in excess of the greater of $1 million or 2% of the organization’s consolidated gross revenues for such fiscal year.

Client Relationships

J.	The ownership by a director of equity securities of the Company, or the maintenance by a director of a brokerage, margin or similar account with, or the purchase of investment services, investment products, securities or similar products and services from, the Company, shall not be deemed to be a material relationship or transaction that would cause a director not to be independent so long as the relationship is on substantially the same terms as those prevailing at the time for similarly-situated persons who are not directors or executive officers of the Company.

K.	The ownership by a director of an interest in a partnership or fund which is sponsored or managed by the Company shall not be deemed to be a material relationship or transaction that would cause a director not to be independent so long as the terms on which such director acquired the interest and participates in the fund are substantially the same terms as those prevailing at the relevant time for similarly-situated persons who are not directors or executive officers of the Company.

Indebtedness

L.

A relationship arising solely from a director’s status as an executive officer, employee or equity owner of a company to which the Company was indebted at the end of the Company’s last full fiscal year shall not be deemed a material relationship or transaction that would cause a director not to be independent so long as the aggregate amount of the indebtedness is not in excess of 5% of the Company’s total consolidated assets.

Other

M.	Any other relationship or transaction that is not covered by any of the standards listed above and in which the amount involved does not exceed $10,000 in any fiscal year shall not be deemed a material relationship or transaction that would cause a director not to be independent.

N.	Any relationship or transaction between an immediate family member of a director and the Company shall not be deemed a material relationship or transaction that would cause the director not to be independent if the above standards would permit the relationship or transaction to occur between the director and the Company.

Definitions: For purposes of these guidelines:

“company” includes for-profit organizations and excludes tax-exempt organizations.

“Executive officer” means an entity’s president, principal financial officer, principal accounting officer (or, if there is no such accounting officer, the controller), any vice-president of the entity in charge of a principal business unit, division or function, any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for the entity. See Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended.

“Immediate family members” of a director means the director’s spouse, parents, children, siblings, mothers-in-law, fathers-in-law, sons-in-law, daughters-in-law, brothers-in-law, sisters-in-law and anyone (other than domestic employees) who shares the director’s home. When applying the look-back provisions of the standards, persons who are no longer immediate family members as a result of legal separation or divorce or those who have died or become incapacitated shall not be considered.

THE GOLDMAN SACHS GROUP, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
THE 2007 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MARCH 27, 2007

The undersigned hereby appoints Lloyd C. Blankfein and John H. Bryan, and each of them, as proxies, each with full power of substitution, and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all shares of Common Stock of The Goldman Sachs Group, Inc. held of record by the undersigned on January 26, 2007, at the 2007 Annual Meeting of Shareholders to be held on March 27, 2007 and at any adjournment or postponement thereof. The undersigned hereby further authorizes such proxies to vote in their discretion upon such other matters as may properly come before such Annual Meeting and at any adjournment or postponement thereof. Receipt of the Notice of the 2007 Annual Meeting of Shareholders and Proxy Statement is hereby acknowledged.

This proxy, when properly executed, will be voted in the manner directed by you. If you sign and return this proxy but do not give any direction, this proxy will be voted “FOR” Proposals (1) and (2), “AGAINST” Proposals (3) and (4) and in the discretion of the proxies upon such other matters as may properly come before the Annual Meeting.

In order for your vote to be submitted by proxy, you must (i) properly complete the Internet or telephone voting instructions or (ii) properly complete and return this proxy in order that, in either case, your vote is received no later than 11:59 p.m. New York City time on March 26, 2007. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting.

(Continued, and to be marked, dated and signed, on other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

Ù FOLD AND DETACH HERE Ù

In their discretion, the proxies named on the front of this card are authorized to vote upon such other matters as may properly come before the Annual Meeting and at any adjournment or postponement thereof, and for the election of a person to serve as director if any of the nominees below is unable to serve.	Mark Here	☐
for Address
Change or
Comments
PLEASE SEE REVERSE SIDE

(1) Election to the Board of Directors of the 13 nominees named below
(The Board of Directors recommends a vote FOR each of these nominees):

	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
01 Lloyd C. Blankfein	☐	☐	☐	05 Claes Dahlbäck	☐	☐	☐	09 James A. Johnson	☐	☐	☐	13 Jon Winkelried	☐	☐	☐
	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN		The Board
02 Lord Browne of Madingley	☐	☐	☐	06 Stephen Friedman	☐	☐	☐	10 Lois D. Juliber	☐	☐	☐		Recommends
	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN		¯
03 John H. Bryan	☐	☐	☐	07 William W. George	☐	☐	☐	11 Edward M. Liddy	☐	☐	☐		FOR	AGAINST	ABSTAIN
	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN	(2) Ratification of the appointment of Pricewaterhouse Coopers LLP as our independent auditors for our 2007 fiscal year	☐	☐	☐
04 Gary D. Cohn	☐	☐	☐	08 Rajat K. Gupta	☐	☐	☐	12 Ruth J. Simmons	☐	☐	☐

The Board Recommends
¯
													FOR	AGAINST	ABSTAIN
												(3) Shareholder proposal regarding a charitable contributions report	☐	☐	☐
The Board Recommends
¯
													FOR	AGAINST	ABSTAIN
												(4) Shareholder proposal regarding a sustainability report	☐	☐	☐

Signature	Date
IMPORTANT: Please sign this proxy card exactly as your name or names appears elsewhere on this card. Joint tenants should each sign. When signing as attorney, executor, administrator, trustee, guardian or other similar capacity, please give your full title as such. If the signature is by a corporation, a duly authorized officer of the corporation should sign in full the corporate name. If the signature is by a partnership, a general partner should sign the full partnership name.

Ù FOLD AND DETACH HERE Ù

VOTE BY INTERNET OR TELEPHONE

QUICK  «    «    «    EASY  «    «    «    IMMEDIATE

YOUR VOTE IS VERY IMPORTANT TO US AND TO OUR OTHER SHAREHOLDERS.

YOU MAY CAST YOUR VOTE IN ANY ONE OF THE THREE FOLLOWING WAYS:

VOTE BY INTERNET	OR	VOTE BY TELEPHONE	OR	VOTE BY MAIL
http://www.proxyvoting.com/gs		U.S. and Canada: 1-866-540-5760
• Use the Internet to cast your vote 24 hours a day, 7 days a week, through 11:59 p.m. New York City time on March 26, 2007. • Have this proxy card in hand. • Follow the simple instructions.		(TOLL-FREE)		• Mark, properly sign and date this proxy card. • Return this proxy card in the accompanying envelope so that it is received on or before March 26, 2007.
International: 1-201-680-6599
• Use any touch-tone phone to cast your vote 24 hours a day, 7 days a week, through 11:59 p.m. New York City time on March 26, 2007.
• Have this proxy card in hand.
• Follow the simple instructions.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner and to the same extent as if you marked, signed and returned this proxy card by mail.

IF YOU VOTE BY INTERNET OR TELEPHONE, PLEASE DO NOT MAIL THIS PROXY CARD.

THE GOLDMAN SACHS GROUP, INC.

BALLOT FOR THE PRELIMINARY VOTE OF SHARES OF COMMON STOCK SUBJECT
TO THE VOTING PROVISIONS OF THE SHAREHOLDERS’ AGREEMENT, TO BE CAST IN CONNECTION
WITH THE 2007 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MARCH 27, 2007

This ballot relates to the 2007 Annual Meeting of Shareholders of The Goldman Sachs Group, Inc. and covers all shares of Common Stock beneficially owned by you on January 26, 2007 and subject to the voting provisions of the Amended and Restated Shareholders’ Agreement, dated as of June 22, 2004, as it may be amended from time to time, to which you are a party.

In order for your vote to be counted, you must (i) properly complete the Internet or telephone voting instructions or (ii) properly complete and return this form in order that, in either case, your vote is received no later than 5:00 p.m. New York City time on March 14, 2007. If you sign and return this ballot but do not give any direction, your ballot will be voted “FOR” Proposals (1) and (2) and “AGAINST” Proposals (3) and (4).

(Continued, and to be marked, dated and signed, on other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

Ù FOLD AND DETACH HERE Ù

Mark Here	☐
for Address
Change or
Comments
PLEASE SEE REVERSE SIDE

(1) Election to the Board of Directors of the 13 nominees named below
(The Board of Directors recommends a vote FOR each of these nominees):

	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
01 Lloyd C. Blankfein	☐	☐	☐	05 Claes Dahlbäck	☐	☐	☐	09 James A. Johnson	☐	☐	☐	13 Jon Winkelried	☐	☐	☐
	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN		The Board
02 Lord Browne of Madingley	☐	☐	☐	06 Stephen Friedman	☐	☐	☐	10 Lois D. Juliber	☐	☐	☐		Recommends
	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN		¯
03 John H. Bryan	☐	☐	☐	07 William W. George	☐	☐	☐	11 Edward M. Liddy	☐	☐	☐		FOR	AGAINST	ABSTAIN
	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN	(2) Ratification of the appointment of Pricewaterhouse Coopers LLP as our independent auditors for our 2007 fiscal year	☐	☐	☐
04 Gary D. Cohn	☐	☐	☐	08 Rajat K. Gupta	☐	☐	☐	12 Ruth J. Simmons	☐	☐	☐

The Board Recommends
¯
													FOR	AGAINST	ABSTAIN
												(3) Shareholder proposal regarding a charitable contributions report	☐	☐	☐
The Board Recommends
¯
													FOR	AGAINST	ABSTAIN
												(4) Shareholder proposal regarding a sustainability report	☐	☐	☐

Signature	Date
IMPORTANT: Please sign this ballot exactly as your name or names appears elsewhere on this ballot. Joint tenants should each sign. When signing as attorney, executor, administrator, trustee, guardian or other similar capacity, please give your full title as such. If the signature is by a corporation, a duly authorized officer of the corporation should sign in full the corporate name. If the signature is by a partnership, a general partner should sign the full partnership name.

Ù FOLD AND DETACH HERE Ù

VOTE BY INTERNET OR TELEPHONE

QUICK  «    «    «    EASY  «    «    «    IMMEDIATE

YOUR VOTE IS VERY IMPORTANT TO US AND TO OUR OTHER SHAREHOLDERS.

YOU MAY CAST YOUR VOTE IN ANY ONE OF THE THREE FOLLOWING WAYS:

VOTE BY INTERNET	OR	VOTE BY TELEPHONE	OR	VOTE BY MAIL
http://www.proxyvoting.com/goldman		U.S. and Canada: 1-866-540-5760
• Use the Internet to cast your vote 24 hours a day, 7 days a week, through 5:00 p.m. New York City time on March 14, 2007. • Have this ballot in hand. • Follow the simple instructions.		(TOLL-FREE)		• Mark, properly sign and date this ballot. • Return this ballot in the accompanying envelope so that it is received on or before March 14, 2007.
International: 1-201-680-6599
• Use any touch-tone phone to cast your vote 24 hours a day, 7 days a week, through 5:00 p.m. New York City time on March 14, 2007.
• Have this ballot in hand.
• Follow the simple instructions.

Your Internet or telephone vote casts your vote in the

same manner and to the same extent as if you marked,

signed and returned this ballot by mail.

IF YOU VOTE BY INTERNET OR TELEPHONE, PLEASE DO NOT MAIL THIS BALLOT.

THE GOLDMAN SACHS GROUP, INC.

THIS VOTING INSTRUCTION FORM IS BEING PROVIDED TO YOU ON BEHALF OF THE
BOARD OF DIRECTORS FOR THE 2007 ANNUAL MEETING OF SHAREHOLDERS TO
BE HELD ON MARCH 27, 2007

The undersigned hereby authorizes and directs State Street Bank and Trust Company, Trustee of the Goldman Sachs Stock Fund under the Goldman, Sachs & Co. Employees’ Profit Sharing Retirement Income Plan (the “Plan”), to vote in person or by proxy all shares credited to my account as of the January 26, 2007 record date, at the 2007 Annual Meeting of Shareholders to be held on March 27, 2007, or at any adjournments or postponements thereof.

You must indicate how the shares allocated to your account are to be voted by the Trustee by Internet or telephone or by checking the boxes on the reverse side of this form. If you (i) sign and return this form but do not give any direction or (ii) fail to sign and return this form or vote by Internet or telephone, your shares will be voted in the same proportion as the shares held under the Plan for which instructions are received, unless otherwise required by law.

In order for the Trustee to vote your shares, you must (i) properly complete the Internet or telephone voting instructions or (ii) properly complete and return this form so that, in either case, your voting instructions are received no later than 5:00 p.m. New York City time on March 23, 2007.

(Continued, and to be marked, dated and signed, on other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

Ù FOLD AND DETACH HERE Ù

Mark Here	☐
for Address
Change or
Comments
PLEASE SEE REVERSE SIDE

(1) Election to the Board of Directors of the 13 nominees named below
(The Board of Directors recommends a vote FOR each of these nominees):

	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
01 Lloyd C. Blankfein	☐	☐	☐	05 Claes Dahlbäck	☐	☐	☐	09 James A. Johnson	☐	☐	☐	13 Jon Winkelried	☐	☐	☐
	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN		The Board
02 Lord Browne of Madingley	☐	☐	☐	06 Stephen Friedman	☐	☐	☐	10 Lois D. Juliber	☐	☐	☐		Recommends
	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN		¯
03 John H. Bryan	☐	☐	☐	07 William W. George	☐	☐	☐	11 Edward M. Liddy	☐	☐	☐		FOR	AGAINST	ABSTAIN
	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN	(2) Ratification of the appointment of Pricewaterhouse Coopers LLP as our independent auditors for our 2007 fiscal year	☐	☐	☐
04 Gary D. Cohn	☐	☐	☐	08 Rajat K. Gupta	☐	☐	☐	12 Ruth J. Simmons	☐	☐	☐

The Board Recommends
¯
													FOR	AGAINST	ABSTAIN
												(3) Shareholder proposal regarding a charitable contributions report	☐	☐	☐
The Board Recommends
¯
													FOR	AGAINST	ABSTAIN
												(4) Shareholder proposal regarding a sustainability report	☐	☐	☐

Signature	Date
IMPORTANT: Please sign this form exactly as your name appears elsewhere on this form.

Ù FOLD AND DETACH HERE Ù

VOTE BY INTERNET OR TELEPHONE

QUICK  «    «    «    EASY  «    «    «    IMMEDIATE

YOUR VOTE IS VERY IMPORTANT TO US AND TO OUR OTHER SHAREHOLDERS.

YOU MAY CAST YOUR VOTE IN ANY ONE OF THE THREE FOLLOWING WAYS:

VOTE BY INTERNET	OR	VOTE BY TELEPHONE	OR	VOTE BY MAIL
http://www.proxyvoting.com/gsf		U.S. and Canada: 1-866-540-5760
• Use the Internet to cast your vote 24 hours a day, 7 days a week, through 5:00 p.m. New York City time on March 23, 2007. • Have this form in hand. • Follow the simple instructions.		(TOLL-FREE)		• Mark, properly sign and date this form. • Return this form in the accompanying envelope so that it is received on or before March 23, 2007.
International: 1-201-680-6599
• Use any touch-tone phone to cast your vote 24 hours a day, 7 days a week, through 5:00 p.m. New York City time on March 23, 2007.
• Have this form in hand.
• Follow the simple instructions.

Your Internet or telephone vote authorizes the named proxy to vote your shares in the same manner and to the same extent as if you marked, signed and returned this form by mail.

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Goldman Sachs or to third parties,

except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, and (3) to facilitate a successful proxy solicitation.

IF YOU VOTE BY INTERNET OR TELEPHONE, PLEASE DO NOT MAIL THIS FORM.

The Goldman Sachs Group, Inc.

85 Broad Street

New York, New York 10004

Notice of Preliminary Vote in Connection with the

2007 Annual Meeting of Shareholders

February 21, 2007

In accordance with the voting provisions of the Shareholders’ Agreement, dated May 7, 1999 and amended and restated June 22, 2004, among The Goldman Sachs Group, Inc. (“Goldman Sachs”) and the Covered Persons listed on Appendix A thereto, a preliminary vote concerning the matters to be voted upon at the 2007 Annual Meeting of Shareholders of Goldman Sachs will be concluded on Wednesday, March 14, 2007 at 5:00 p.m., New York City time.

The record date for the determination of shareholders entitled to vote in the preliminary vote, or any adjournments or postponements thereof, was the close of business on January 26, 2007. Additional information regarding the matters to be acted upon at the Annual Meeting with respect to which this preliminary vote is being conducted can be found in the accompanying Proxy Statement.

To the extent your private foundation and/or U.S. estate planning entity owned any Goldman Sachs shares (other than shares received under the PMD Discount Stock Program) as of the January 26, 2007 record date, such shares are not voted in the preliminary vote described above but are instead entitled to be voted at the Annual Meeting and are covered by the separate proxy card (or cards) included in this package. Any shares that you received under the PMD Discount Stock Program that were owned by estate planning entities as of January 26, 2007 generally are not entitled to be voted in the preliminary vote but shall be voted at the Annual Meeting in accordance with the results of the preliminary vote. Accordingly, this package does not include a ballot or proxy card to vote such shares.

The Shareholders’ Committee
Under the Shareholders’ Agreement

New York, New York

PLEASE SUBMIT YOUR VOTE(S) BY THE INTERNET OR TELEPHONE OR MARK, SIGN, DATE AND

RETURN YOUR BALLOT AND PRIVATE FOUNDATION AND/OR ESTATE PLANNING ENTITY

PROXY CARD(S), IF APPLICABLE, IN THE ENCLOSED ENVELOPE

M E M O R A N D U M

TO:	[Entity Name]

CC:	[Name]

FROM:	Beverly L. O’Toole

DATE:	February 21, 2007

RE:	Preliminary Vote under the Shareholders’ Agreement

The GS shares that are owned by [Entity Name] and were originally acquired by [Name] are entitled to vote in the preliminary vote under the Shareholders’ Agreement. The attached ballot covers such shares owned by this entity, and the ballot and other proxy material are being sent to [Name] as [trustee][director]. [Name] should coordinate with any other [trustees][directors] of the entity to ensure that the shares are voted properly on behalf of the entity.

If you have any questions, please do not hesitate to call me (212-357-1584).

E-MAIL

Dear Shareholder,

The 2007 Annual Meeting of Shareholders of The Goldman Sachs Group, Inc. will be held on March 27, 2007. This e-mail is being sent to all Goldman Sachs people who owned shares of The Goldman Sachs Group, Inc. in an account at Mellon on January 26, 2007 as a result of deliveries under Goldman Sachs equity-based awards. Below, please find links to the Annual Meeting proxy materials and the Internet voting site, and your unique Control Number that you will need to vote your shares.

If you own shares in an account at Goldman, Sachs & Co., you will receive, at the address for your Goldman, Sachs & Co. account, paper copies of your proxy materials and instructions on how to vote those shares by Internet, phone or mail. If you own shares through the Goldman Sachs Retirement Plan’s Stock Fund, you will receive a separate e-mail containing a different Internet voting site link and Control Number to vote your Stock Fund shares.

Your vote is important to Goldman Sachs, so please vote at your earliest convenience.

*    *    *    *    *

The Control Number to vote your shares held at Mellon is: XXXXXXXXXX

Connect to the electronic voting site for shares held at Mellon at: http://www.proxyvoting.com/gs

The Annual Report and Proxy Statement are available through the Internet voting site. You may also view these documents at the below addresses:

Annual Report: http://www.gs.com/2006_Annual_Report

Proxy Statement: http://www.gs.com/Proxy_Statement_for_2007_Annual_Meeting

A printed copy of the Annual Report is being distributed to Goldman Sachs people. If you would like the Proxy Statement and/or voting forms mailed to your address on file, please contact Mellon at gspi@mellon.com.

Thank you,

Mellon Investor Services

E-MAIL

Dear Shareholder,

The 2007 Annual Meeting of Shareholders of The Goldman Sachs Group, Inc. will be held on March 27, 2007. This e-mail is being sent to all Goldman Sachs people who owned shares of The Goldman Sachs Group, Inc. through the Goldman Sachs Retirement Plan’s Stock Fund on January 26, 2007. Below, please find links to the Annual Meeting proxy materials and the Internet voting site, and the unique Control Number that you will need to vote your Stock Fund shares.

If you own shares in an account at Mellon, you will receive a separate e-mail containing a different Internet voting site link and Control Number to vote those shares. If you own shares in an account at Goldman, Sachs & Co., you will receive, at the address for your Goldman, Sachs & Co. account, paper copies of your proxy materials and instructions on how to vote those shares by Internet, phone or mail.

Your vote is important to Goldman Sachs, so please vote at your earliest convenience.

*    *    *    *    *

The Control Number to vote your Stock Fund shares is: XXXXXXXXXX

Connect to the electronic voting site for Stock Fund shares at: http://www.proxyvoting.com/gsf

The Annual Report and Proxy Statement are available through the Internet voting site. You may also view these documents at the below addresses:

Annual Report: http://www.gs.com/2006_Annual_Report

Proxy Statement: http://www.gs.com/Proxy_Statement_for_2007_Annual_Meeting

A printed copy of the Annual Report is being distributed to Goldman Sachs people. If you would like the Proxy Statement and/or voting forms mailed to your address on file, please contact Mellon at gspi@mellon.com.

Thank you,

Mellon Investor Services

E-MAIL

TO:	Partners Subject to the Voting Provisions of the Shareholders’ Agreement

FROM:	Beverly O’Toole

RE:	Annual Shareholders’ Meeting

Shares of Goldman Sachs common stock owned by you individually or jointly with your spouse on January 26, 2007 (“Voting Shares”) are subject to the voting provisions of the Shareholders’ Agreement and, as a result, are eligible to be voted in a “preliminary vote” to be held prior to the March 27, 2007 Goldman Sachs Annual Shareholders’ Meeting. On February 21 (or shortly thereafter) we will send proxy material to you via interoffice mail. This material will include instructions on how to participate in the preliminary vote either by Internet, telephone or mail. If you have not received your proxy material by March 6, 2007 and/or if you want us to send an additional set of your proxy material to another address (e.g., your home), please contact Chris Scarola at 212-902-1451.

You should note the following regarding the preliminary vote:

•	The preliminary vote will close on Wednesday, March 14 at 5:00 p.m. (NY time); any votes received after that time will not be counted.

•	All Voting Shares – whether or not voted in the preliminary vote – will be voted at the annual meeting in accordance with the results of the preliminary vote.

•

Generally, Goldman Sachs shares owned as of January 26, 2007 through a private foundation or estate planning entity are voted directly at the annual meeting and are not part of the preliminary vote. A proxy card (or cards) covering private foundation and estate planning shares will be included in your interoffice mailing.[1]

If you have any questions regarding your proxy material, please call me at 212-357-1584.

Thank you,

Beverly O’Toole

In connection with the Shareholders’ Agreement, we are required to make periodic filings with the SEC that represent that each party to that agreement has not, during the last five years, (i) been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding been or become subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws, or finding any violation with respect to such laws. If you have any such convictions or have been party to such a proceeding, please notify Greg Palm, Esta Stecher or me immediately. You should also notify one of us immediately if such an event occurs in the future.

[1]

Shares received under the PMD Discount Plan and owned by an estate planning entity are not entitled to vote in the preliminary vote (but are voted at the Annual Meeting in accordance with the results of the preliminary vote) and accordingly you will not receive a proxy card for these shares.